UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
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Internap Corporation

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Internap Corporation
One Ravinia Drive, Suite 1300
Atlanta, Georgia 30346
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To our Stockholders,
We invite you to attend Internap Corporation’s 2017 Annual Meeting of Stockholders at the Ravinia Office Complex, Two Ravinia Drive, Overton Room, Atlanta, Georgia 30346, on Wednesday, June 21, 2017, at 9:00 a.m. local time. At the meeting, stockholders will:
1.
vote on the election of the three director nominees named in this proxy statement for three-year terms expiring in 2020;

2.
vote on the ratification of the Audit Committee’s appointment of BDO USA, LLP as independent registered public accounting firm for our fiscal year ending December 31, 2017;

3.
vote on an advisory resolution approving compensation of our named executive officers;

4.
vote on an advisory resolution approving the frequency of advisory votes on compensation of our named executive officers;

5.
vote on the Internap Corporation 2017 Stock Incentive Plan;

6.
vote on an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock;

7.
vote on a potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split and authorize our Board of Directors to select the ratio of the reverse stock split as set forth in the amendment; and

8.
transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You can vote at the annual meeting and any adjournment if you were a stockholder of record on April 24, 2017. Distribution of this proxy statement and enclosed proxy card or the Notice of Internet Availability of Proxy Materials to stockholders is scheduled to begin on or about May 5, 2017.
By order of the Board of Directors,
/s/ Peter D. Aquino

Peter D. Aquino
President and Chief Executive Officer
Atlanta, Georgia
April 25, 2017
Your Vote is Important to Us. Even if You Plan to Attend the Meeting in Person,
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY OR VOTE BY TELEPHONE OR THE INTERNET.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 21, 2017.
Our proxy statement for the 2017 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the fiscal year ended December 31, 2016 are available at
www.proxyvote.com

Internap Corporation 2017 Proxy Statement Summary
This summary does not contain all of the information you should consider. You should read the complete proxy statement before voting.
Date and Time:    June 21, 2017 at 9:00 a.m. local time
Place:   Ravinia Office Complex, Two Ravinia Drive, Overton Room, Atlanta, Georgia 30346
Record Date:   April 24, 2017
Proposal 1: Election of Three Director Nominees for Three-Year Terms Expiring in 2020
The Board recommends a vote “FOR” all of the director nominees
Director Nominees
1.
Daniel C. Stanzione:   President Emeritus of Bell Laboratories.

2.
Debora J. Wilson:   Former President and Chief Executive Officer of The Weather Channel.

3.
Peter J. Rogers, Jr.:   Former Executive President for Business Development and Investor Relations of MICROS Systems, Inc.

Proposal 2: Ratification of the Audit Committee’s Appointment of BDO, USA LLP as the Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2017
The Board recommends a vote “FOR” Proposal 2
Summary of Proposal
•
BDO, USA LLP appointed on March 31, 2017.

•
Information about the audit fees paid in fiscal years 2016 and 2016 are on page 46.

Proposal 3: Advisory Resolution Approving Compensation of our Named Executive Officers
The Board recommends a vote “FOR” Proposal 3
Summary of Proposal
•
We follow a “pay for performance” philosophy and maintain best practices in pay and corporate governance, summarized on pages 23 – 26 of this proxy statement.

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Bonuses were generally not earned under our 2016 Short Tem Incentive Plan.

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Stock options and restricted stock generally granted to executive officers in 2016, with our new CEO receiving performance-based restricted stock and time-based restricted stock.

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Summary Compensation Table is on page 39.

Proposal 4: Advisory Resolution Approving the Frequency of Advisory Votes on the Compensation of our Named Executive Officers
The Board recommends a vote “1 Year” on Proposal 4
Summary of Proposal
•
We believe that continuing the practice of conducting advisory votes on executive compensation every year is a best practice.

Proposal 5: Approval of the Internap Corporation 2017 Stock Incentive Plan
The Board recommends a vote “FOR” Proposal 5
Summary of Proposal
•
4,500,000 shares authorized under the 2017 Stock Incentive Plan.

•
No further awards will be granted under the 2014 Stock Incentive Plan; remaining awards under the 2014 Stock Incentive Plan will be settled in accordance with their terms.

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4,500,000 shares authorized is a net increase of approximately 3,000,000 shares after taking into account the 1,500,000 shares under the 2014 Stock Incentive Plan no longer available for grant.

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Only full value shares available for grant; no stock options or stock appreciation rights authorized under the 2017 Stock Incentive Plan.

•
2017 Stock Incentive Plan limits non-employee director compensation to $500,000 per year.

•
Summary of proposal 5 is on pages 49 – 50 and the 2017 Stock Incentive Plan is contained in Annex A to this proxy statement.

Proposal 6: Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
The Board recommends a vote “FOR” Proposal 6
Summary of Proposal
•
Amendment to our Restated Certificate of Incorporation would increase the number of authorized shares of common stock to 200,000,000 from 120,000,000.

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Approximately 70% of authorized shares are outstanding as April 10, 2017.

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Authorizing additional shares would provide us with flexibility regarding future financing and acquisition activities.

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No additional shares of preferred stock would be authorized.

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Proposal 6 is on pages 56 – 57 and the related amendment to our Restated Certificate of Incorporation is contained in Annex B to this proxy statement.

Proposal 7: Potential Amendment to our Restated Certificate of Incorporation to Effect a
Reverse Stock Split and Authorize our Board of Directors to Select the Ratio of the
Reverse Stock Split as Set forth in the Amendment

The Board recommends a vote “FOR” Proposal 7
Summary of Proposal
•
Reverse stock split would allow for our common stock to trade at prices in line with peers.

•
If approved, Board of Directors would have the ability to implement a reverse stock split ratio of 1-for-4, 1-for-5, 1-for-6, 1-for-8, 1-for-10, 1-for-12, 1-for-15 or 1-for-20.

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The number of authorized shares of common stock and preferred stock would be reduced by the same proportion.

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Board of Directors would communicate the reverse stock split ratio in advance.

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For additional information about the impact of proposal 6 and proposal 7, see pages 56 and 59 – 60.

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Proposal 7 is on pages 58 – 62 and the related amendment to our Restated Certificate of Incorporation is contained in Annex C to this proxy statement.

INTERNAP CORPORATION
One Ravinia Drive, Suite 1300
Atlanta, Georgia 30346
2017 ANNUAL MEETING OF STOCKHOLDERS
June 21, 2017
PROXY STATEMENT
These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the annual meeting. Unless the context indicates otherwise, references to “the Company” means Internap Corporation and its subsidiaries and “we”, “our” or “us” refer to the Company, including the Company’s management, Board or committee of the Board, as the case may be.
Information About the Proxy Materials and Our 2017 Annual Meeting of Stockholders
Q:
Why am I receiving these materials?

A:
Our Board is providing these proxy materials to you on the Internet or has delivered printed versions of these materials to you by mail in connection with its solicitation of proxies for use at the 2017 Annual Meeting of Stockholders, which will take place on June 21, 2017, at the Ravinia Office Complex, Two Ravinia Drive, Overton Room, Atlanta, Georgia 30346, at 9:00 a.m. local time. You are invited to attend the annual meeting and are requested to vote upon the proposals described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted upon at the annual meeting, the voting process, the compensation of our directors and named executive officers and certain other important information. Our Annual Report to Stockholders for the year ended December 31, 2016, which includes our audited consolidated financial statements for the years ended December 31, 2016, 2015 and 2014, is included in these proxy materials. If you received printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:
Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials as in previous years?

A:
For 2017, we are using the Notice and Access process of providing proxy materials. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials and the proxy card to all of our stockholders, we have elected to furnish such materials to certain of our stockholders by providing access to these documents over the Internet. On or about May 5, 2017, we sent a Notice of Internet Availability to such stockholders.

These stockholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost to print and distribute the proxy materials.
Q:
How can I get electronic access to the proxy materials?

A:
The Notice of Internet Availability provides you with instructions regarding how to view the proxy materials, vote your shares, request printed versions of the proxy materials and select the method of receiving proxy materials. Copies of the proxy materials are also available for viewing at www.proxyvote.com.

Q:
What proposals will be voted upon at the annual meeting?

A:
There are seven proposals scheduled to be voted upon at the annual meeting:

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election of the three director nominees named in this proxy statement for three-year terms expiring in 2020;

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ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

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advisory resolution approving compensation of our named executive officers;

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advisory resolution approving the frequency of advisory votes on the compensation of our named executive officers;

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adoption of the Internap Corporation 2017 Stock Incentive Plan;

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amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and

•
potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split and authorize our Board to select the ratio of the reverse stock split as set forth in the amendment.

In addition, we will consider and vote upon such other business as may properly come before the annual meeting. We are not currently aware of any other matters to be considered and voted upon at the meeting.
Q:
How does Internap Corporation’s Board of Directors recommend that I vote?

A:
Your Board of Directors recommends that you vote your shares “FOR” each of the named director nominees, “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; “FOR” the advisory resolution approving compensation of our named executive officers; “ONE YEAR” on the frequency of the advisory votes approving the compensation of our named executive officers; “FOR” the adoption of the Internap Corporation 2017 Stock Incentive Plan; “FOR” the amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and “FOR” the potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split and authorize our Board to select the ratio of the reverse stock split as set forth in the amendment.

Q:
Who may vote?

A:
You may vote at the annual meeting or by proxy if you were a stockholder of record at the close of business on April 24, 2017. Each stockholder is entitled to one vote per share on each matter presented. As of April 24, 2017, there were approximately 82,157,366 shares of our common stock outstanding.

Q:
How do I vote before the annual meeting?

A:
We offer the convenience of voting by mail-in proxy, telephone or the Internet. See the enclosed proxy or Notice of Internet Availability for voting instructions. If you properly sign and return the proxy in the form we have provided or properly vote by telephone or the Internet, your shares will be voted at the annual meeting and at any adjournment of that meeting.

Q:
What if I return my proxy but do not provide voting instructions?

A:
If you specify a choice, your proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted “FOR” each of the named director nominees, “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; “FOR” the advisory resolution approving compensation of our named executive officers; “ONE YEAR” on the frequency of the advisory votes approving the compensation of our named executive officers; “FOR” the adoption of the Internap Corporation 2017 Stock Incentive Plan; “FOR” the amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock; and “FOR” the potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split and authorize our Board to select the ratio of the reverse stock split as set forth in the amendment. In all cases, your proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the annual meeting.

Q:
Can I change my mind after I vote?

A:
You may revoke your proxy and change your vote at any time before the polls close at the annual meeting by voting again via the Internet or by telephone, by completing, signing, dating and returning a new proxy card form with a later date, or by attending the annual meeting and voting in person. Only your latest dated proxy we receive at or prior to the annual meeting will be counted. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting before the polls close and specifically request that your prior proxy be revoked by delivering to our Corporate Secretary a written notice of revocation prior to the annual meeting.

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in “street name” through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
What is the quorum requirement for the annual meeting?

A:
The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present.

Q:
What is the voting requirement to approve each of the proposals?

A:
The voting requirements to approve the proposals are as follows:

•
Election of Directors: Directors must be elected by a plurality of votes cast. This means that the individuals with the largest number of votes “For” are elected as directors up to the maximum number of directors to be chosen at the annual meeting.

•
Ratification of the appointment of BDO USA, LLP: Requires an affirmative vote of the majority of shares voting on the proposal.

•
Advisory resolution approving compensation of our named executive officers: Requires an affirmative vote of the majority of shares voting on the proposal.

•
Advisory resolution approving the frequency of advisory votes on the compensation of our named executive officers: The voting option receiving the most number of votes, whether “One Year”, “Two Years” or “Three Years” will be approved.

•
Adoption of the Internap Corporation 2017 Stock Incentive Plan: Requires an affirmative vote of the majority of shares voting on the proposal.

•
Amendment of our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock: Requires an affirmative vote of the majority of shares outstanding.

•
Potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split and authorize our Board of Directors to select the ratio of the reverse stock split as set forth in the amendment: Requires an affirmative vote of the majority of shares outstanding.

Q:
What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote those shares.

If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the annual meeting. We believe that the proposal for the ratification of the appointment of our independent registered public accounting firm and the proposal to increase the number of authorized shares of common stock will be considered routine. We believe that all of the other proposals in this proxy statement will be considered non-routine. Accordingly, brokers that do not receive instructions will likely be entitled to vote on the ratification of the appointment of our independent registered public accounting firm at the annual meeting, but may not vote on the election of directors or on any other proposal in this proxy statement. Therefore, we encourage you to vote before the annual meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person. Please note that proposals 6 and 7 require the affirmative vote of a majority of shares outstanding. Broker non-votes or a failure to vote on the either proposal will effectively be a vote against the proposal.
Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K within four business days after the date of the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of seven members. Our Board is divided into three classes, with each class to be as nearly equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year.
The Board prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve our stockholders’ long-term interests. We seek to achieve an appropriate level of diversity in the membership of our Board and to assemble a broad range of skills, expertise, knowledge and contacts to benefit our business. The Nominations and Governance Committee, which is comprised of all independent members of the Board, and the full Board annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, age, industry experience, functional areas (e.g., technology and finance), geographic scope, public and private company experience, academic background and director experience in the context of an assessment of the current and expected needs of the Board. The Nominations and Governance Committee reviews director candidates based on the Board’s needs as identified through this assessment and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under listing standards of The NASDAQ Global Market (“Nasdaq”), their potential contribution to the composition and culture of the Board and their ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to their Board duties. In particular, the Nominations and Governance Committee and the Board believe that sound governance of our company in an increasingly complex marketplace requires a wide range of viewpoints, backgrounds, skills and experiences. Although the Board does not have a formal policy regarding Board diversity, the Board believes that having such diversity among its members enhances the Board’s ability to make fully informed, comprehensive decisions.
Among other things, the Board believes it is important to have individuals on the Board with one or a combination of the following skills and experiences:
•
Information Technology Infrastructure Services Experience. We provide information technology infrastructure services. Given the nature of our business, we believe it is important for members of the Board collectively to have experience in the industry in which we operate to provide insights into areas that are critical to our success.

•
Leadership Experience. The Board believes that directors with significant leadership experience, including chief executive officer, chief financial officer, chief operating officer and chief technology officer experience, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the company identify and develop its own leadership talent. They demonstrate a practical understanding of organizations, process, strategy, risk management and the methods to drive change and growth. These individuals also provide the company with a valuable network of contacts and relationships.

•
Finance Experience. The company uses financial metrics in managing its overall operations and the operations of its business units. The company and its stockholders value accurate and insightful financial tracking and reporting. The Board seeks directors that understand finance and financial reporting processes, including directors who qualify as audit committee financial experts. Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

•
Public and Private Company Experience. The Company has been listed on Nasdaq for over 20 years. Although the company’s business units operate as part of a public company, management expects them to drive growth in their business units using the entrepreneurial spirit of private company leadership. The Board believes it is important to have directors who are familiar with the regulatory requirements and environment for publicly traded companies, and to have directors who have experience applying an entrepreneurial focus to building a company or a business unit.

We believe that our Board collectively possesses these types of experience. Below is a summary of each director’s most relevant experience.
In accordance with our Corporate Governance Guidelines, all members of the Board are required to retire from the Board immediately prior to the annual meeting of stockholders that occurs in the calendar year of his or her 72nd birthday. Peter D. Aquino requested that the Board waive the retirement requirement for Daniel C. Stanzione and nominate him to serve as a director for an additional term. The Nominations and Governance Committee approved the waiver of the retirement age requirement for Dr. Stanzione.

As recommended by the Nominations and Governance Committee, our Board has nominated Daniel C. Stanzione, Debora J. Wilson and Peter J. Rogers, Jr. as Class III directors for terms expiring at the 2020 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected. However, if a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominee. Proxies will not be voted for more than three nominees.
Biographical information for each nominee and each current director who will continue to serve after the annual meeting is presented below.
Nominees for Terms Expiring in 2020 (Class III)
Daniel C. Stanzione, 71, has served as a director since 2004 and our non-executive Chairman since 2009. Dr. Stanzione brings more than 30 years of experience in technology and communications companies, including service as Chief Operating Officer, Chief Technology Officer and general manager of a large telecommunications company. Dr. Stanzione’s business management, leadership and problem-solving skills developed as an executive and director of other public and private companies, and specific experience in various areas including technology, corporate governance, accounting and finance, brings valuable skills to our Board of Directors. Dr. Stanzione, an independent consultant, is President Emeritus of Bell Laboratories. Dr. Stanzione retired in 2000 from Lucent Technologies Inc., where he served as Chief Operating Officer and as President of Bell Laboratories. At Lucent’s formation in 1995, Dr. Stanzione was President of Network Systems, Lucent’s largest business unit, which sold products and services to telecommunication service providers around the world. Dr. Stanzione is on the board of directors of Quest Diagnostics Inc. where he serves as its Lead Independent Director. Dr. Stanzione previously served as a director of Avaya Inc. from 2000 until 2007 and on various private company boards. Dr. Stanzione holds a B.S. in Electrical Engineering, a M.S. in Environmental Systems Engineering and a Ph.D. in Electrical and Computer Engineering, all from Clemson University.
Debora J. Wilson, 59, has served as a director since 2010. Ms. Wilson brings more than 30 years of experience managing key operational functions including sales, marketing, product development, technology, human resources and finance/accounting. Ms. Wilson gained valuable executive management, business and leadership skills during her service as Chief Executive Officer of a technology-driven company. Ms. Wilson also brings knowledge of corporate governance and matters based on her experience as a director of several public and private company boards of directors. Ms. Wilson served as President and Chief Executive Officer of The Weather Channel from 2004 to 2009 and in other positions including Senior Vice President, Executive Vice President and Chief Operating Officer from 1994 to 2004. Before joining The Weather Channel, Ms. Wilson spent 15 years in the telecommunications industry at Bell Atlantic (now Verizon). Ms. Wilson is a member of the boards of directors of Markel Corporation, where she serves on the Audit and Compensation Committee, and ARRIS International PLC, where she serves as the Chairperson on the Compensation Committee. Ms. Wilson holds a B.S. in Business Administration from George Mason University in Virginia.
Peter J. Rogers, Jr., 62, has served as a director since 2016. Mr. Rogers brings more than 30 years of experience managing key operational functions including finance, marketing, business development, investor relations and mergers and acquisitions. He currently serves as President and Chief Executive Officer of Dovetail Systems of Bethesda, Maryland, a hospitality software company, where he is also is a member of its board of directors. In addition, he is a board member of two other privately held hospitality software companies; StayNTouch of Bethesda, MD and B4Checkin of Halifax, Nova Scotia, Canada. He serves as board chairman for B4Checkin. He is also an advisor to Purple Cloud Technologies of Atlanta, Georgia, a startup hotel software company. He is also a principal of The Stroudwater Group, a management consulting company located in Washington, D.C. and a member of the New Dominion Angels Investor Group of Northern Virginia. Mr. Rogers started his career in 1979 with General Foods Corporation (now Kraft Foods Corporation), White Plains, New York, as a Senior Financial Analyst. He spent seven years as a Financial Analyst and Consumer Products Marketing Manager with the Van Leer Corporation, a Dutch company, in its U.S. subsidiary, Keyes Fibre Co. of Stamford, CT. In 1987, Mr. Rogers joined MICROS Systems, Inc., Columbia, MD, as Director of Marketing. Mr. Rogers spent 27 years with MICROS as it grew from a small company ($18 million revenue and $3 million market capitalization) to a global leader in information systems for the hospitality and retail industries ($1.4 billion revenue and $5.3 billion market capitalization). He served as Director of Marketing, Director of Business Development and a Product Director from 1987 to 1996. Mr. Rogers was Executive Vice President for Business Development and Investor Relations for MICROS from 1996 to 2014. Mr. Rogers left MICROS shortly after it was acquired by Oracle Corporation in 2014. Mr. Rogers also served in the role of setting product and service pricing, initiating its stock repurchase program at the board level, developing and managing its strategic partner relationships, creating its strategic plan and participating in its merger and acquisition efforts. He created its electronic payments business, one of the first integrated credit card payment systems in the hospitality industry. He managed its integrated credit card business for 24 years, extending its platform globally. Mr. Rogers has extensive board experience. He served as a board member for Johns Hopkins Howard County (MD) General Hospital (Chair, Vice Chairman, and board member), Johns Hopkins Medicine and Executive Boards, the Howard County (Maryland) Economic Development Authority (Chair, Vice Chair, Treasurer and board member), and The Hotchkiss School of Lakeville, CT. He also served as President of the Hotchkiss School Annual Fund. He currently serves on the Advisory Board for Penn State University’s School of Hospitality Management. Mr. Rogers is a graduate of the University of Pennsylvania (BA Economics – Honors) and New York University’s Stern Graduate School of Business (MBA Corporate Finance). He holds a professional certificate in Investor Relations from the University of Michigan Ross School of Business and a Corporate Board Fellowship designation from the National Association of Corporate Directors.
Your Board of Directors unanimously recommends that you vote FOR each of the above-listed nominees.

Continuing Directors with Terms Expiring in 2018 (Class I)
Charles B. Coe, 69, has served as a director since 2003. Mr. Coe is a 28-year veteran of the telecommunications industry, including 15 years with BellSouth Corporation. Mr. Coe brings a wealth of management, leadership and business skills from his professional experience as well as his service on another public company board. During his tenure at BellSouth, Mr. Coe served as President of BellSouth Network Services, President of BellSouth Telecommunications, President of BellSouth International and Group President of Customer Operations for BellSouth Telecommunications. Previously, Mr. Coe served in various management positions with AT&T Communications and American Telesystems Corporation. Mr. Coe is currently a director of Dycom Industries, Inc. and Amerisure Mutual Insurance Company. Mr. Coe holds a M.B.A. from Georgia State University and a B.S. from The Citadel. Mr. Coe’s background and skills qualify him to chair our Compensation Committee.
Patricia L. Higgins, 67, has served as a director since 2004. Ms. Higgins has over 30 years of experience in the telecommunications industry, including experience as Chief Executive Officer in the colocation industry and as Chief Information Officer for a Fortune 100 company. Ms. Higgins brings leadership, business and management skills developed as an executive and director of other public companies, including serving as lead director and chairwoman of audit, compensation, finance, governance and corporate responsibility committees. From 2000 until her retirement in 2004, Ms. Higgins served as President, Chief Executive Officer and a member of the board of directors of Switch & Data Facilities Company, Inc., a provider of neutral interconnection and colocation services. From 1999 to 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairwoman and Chief Executive Officer of The Research Board, a segment of the Gartner Group, a consulting and research services company for information technology. From 1997 to 1999, Ms. Higgins was the Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of UNISYS Corporation. From 1977 to 1995, Ms. Higgins served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent. Ms. Higgins currently serves on the boards of directors of The Travelers Companies, Inc., Barnes & Noble, Inc., and Dycom Industries, Inc. Ms. Higgins also served as a director of Visteon Corporation from 2004 to 2010, and Delta Airlines, Inc. from 2005 until 2007. Ms. Higgins holds a B.A. degree from Montclair State University and attended Harvard Business School’s Advanced Management Program. Ms. Higgins’ background and skills qualify her to chair our Nominations and Governance Committee.
Continuing Directors Terms Expiring in 2019 (Class II)
Gary M. Pfeiffer, 67, has served as a director since 2007. Mr. Pfeiffer’s extensive experience includes public company officer, finance and accounting experience, corporate leadership experience, international operations experience, public sector experience as well as service on the boards of directors of other public companies, including service as non-executive chairman of the board of directors and chairman of audit, compensation and executive committees. This experience includes services as Chief Financial Officer and in other senior finance roles and in senior roles involving executive management during his more than 32 years with E. I. du Pont de Nemours and Company (DuPont), a large, complex, technology-based, multinational science-based products and services company. During his career with DuPont, Mr. Pfeiffer held a variety of financial and business leadership positions in the United States, Brazil and Japan. From 1997 to 2006, Mr. Pfeiffer served as Senior Vice President and Chief Financial Officer of DuPont. Mr. Pfeiffer also served as Secretary of Finance for the State of Delaware from January 2009 through June 2009. Mr. Pfeiffer is a member of the boards of directors of Quest Diagnostics, Inc. and TerraVia Holdings, Inc. Mr. Pfeiffer previously served as a director of The Talbots, Inc. from 2004 to May 2012, having last served as its non-executive Chairman of the board of directors. Mr. Pfeiffer holds a B.A. and an M.B.A. from the College of William and Mary in Virginia. Mr. Pfeiffer’s background and skills qualify him to chair our Audit Committee and to serve as our Audit Committee financial expert.
Peter D. Aquino, 56, has been our President and Chief Executive Officer since September 2016. He is a 33-year veteran of the technology, media and telecommunications (TMT) industries, with a track record of successfully guiding major expansion efforts, turnarounds and strategic partnerships and transactions at both public and private companies. Prior to assuming his role at Internap Corporation, Mr. Aquino served as chairman and chief executive officer, and later as executive chairman, of Primus Telecommunications Group, Inc. (“PTGi”) until 2013. Under his leadership, PTGi grew into an integrated telecommunications company serving consumer and business customers with voice, data, high-capacity fiber and data center services globally, reaching approximately $1 billion in revenue. Prior to this, he was the president and chief executive officer of RCN Corporation from 2004 until 2010 where he built the company into an all-digital HDTV cable multiple system operator and created an advanced fiber-based commercial network through organic and acquisition strategies. He is the founder of Broad Valley Capital, LLC, where he provided consulting services and capital to improve companies’ business operations, productivity and asset value. In this role, he has led numerous operating and financial teams through reorganizations and M&A opportunities at companies such as Leap Wireless, XO Communications, Allegiance Telecom, Northeast Optical Networks and Lumos Networks. He is also the founder of Broad Valley Micro Fiber Networks Inc., a Mid-Atlantic fiber and wireless infrastructure services provider founded in 2014. He began his career at Bell Atlantic (now Verizon). Mr. Aquino serves on the boards of directors of Lumos Networks (Nasdaq: LMOS) and FairPoint Communications, Inc. (Nasdaq: FRP). Mr. Aquino holds a Bachelor’s Degree from Montclair State University and an M.B.A. from George Washington University in Washington, D.C.
BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS
Our stockholders elect the Board to oversee management of our company. The Board delegates authority to the Chief Executive Officer and other executive officers to pursue the company’s mission and oversees the Chief Executive Officer’s and executive officers’ conduct of our business. In addition to its general oversight function, the Board reviews and assesses the company’s strategic and business planning and the executive officers’ approach to addressing significant risks and has additional responsibilities including the following:
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reviewing and approving the company’s key objectives and strategic business plans and monitoring implementation of those plans and the company’s success in meeting identified objectives;

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reviewing the company’s financial objectives and major corporate plans, business strategies and actions;

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approving the company’s annual corporate budget and major capital expenditures and purchase commitments;

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selecting, evaluating and compensating the Chief Executive Officer and overseeing Chief Executive Officer succession planning;

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providing advice and oversight regarding the selection, evaluation, development and compensation of executive officers;

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reviewing significant risks confronting our company and alternatives for their mitigation; and

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assessing whether adequate policies and procedures are in place to safeguard the integrity of our business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

During 2016, our Board held 17 meetings. In 2016, each director attended the 2016 Annual Meeting of Stockholders in person and all directors attended at least 75% of the meetings of the Board and the committees on which they served. We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee. Members of each committee are appointed by the Board and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board. These charters can be found in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com. In addition to regular meetings of the Board and committees, we have regular scheduled executive sessions for non-management directors.
The current membership for each of the standing committees is as follows:
Audit Committee	Compensation Committee	Nominations and Governance Committee
Gary M. Pfeiffer (Chair)	Charles B. Coe (Chair)	Patricia L. Higgins (Chair)
Daniel C. Stanzione	Patricia L. Higgins	Charles B. Coe
Debora J. Wilson		Gary M. Pfeiffer
Daniel C. Stanzione
Debora J. Wilson
Peter J. Rogers, Jr.
In addition to the standing committees listed above, in 2016 the Board formed a Strategy Committee to review, evaluate, provide strategic guidance and make non-binding recommendations to the Board with respect to potential strategic and financial alternatives for the Company. The Strategy Committee was comprised of Mr. Pfeiffer and Ms. Wilson. The Strategy Committee concluded its work and disbanded in the third quarter of 2016.

Audit Committee
The Board has determined that all members of the Audit Committee are independent as defined by Nasdaq rules, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the SEC, as applicable to audit committee members. The Board has determined that Mr. Pfeiffer, the committee Chairman, is an “audit committee financial expert” under rules of the SEC. The Audit Committee met nine times in 2016. The Audit Committee:
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appoints, retains, compensates, oversees, evaluates and, if appropriate, terminates our independent registered public accounting firm;

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annually reviews the performance, effectiveness, objectivity and independence of our independent registered public accounting firm;

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establishes procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

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reviews with our independent registered public accounting firm the scope and results of its audit;

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approves all audit services and pre-approves all permissible non-audit services to be performed by our independent registered public accounting firm;

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assesses and provides oversight to management relating to identification and evaluation of major risks inherent in our business and the control processes with respect to such risks;

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oversees the financial reporting process and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

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reviews and monitors our accounting principles, policies and financial and accounting processes and controls; and

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oversees our internal audit function and reviews and approves the annual internal audit plan.

Compensation Committee
The Board has determined that all members of the Compensation Committee are independent as defined by Nasdaq rules, the Exchange Act and rules of the SEC, as applicable to compensation committee members. The Compensation Committee met 10 times during 2016. The Compensation Committee:
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assists the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to our compensation and benefit programs and policies;

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oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for executive officers and employees;

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administers and makes recommendations with respect to our incentive compensation plans, including equity-based incentive plans;

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reviews and approves the compensation of our executive officers, including bonuses and equity compensation;

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reviews and approves corporate goals relevant to executive officers, evaluates the performance of such executive officers in light of these goals and approves the compensation of the executive officers based on the evaluation (other than for the Chief Executive Officer, whose compensation is recommended by the Compensation Committee for approval by the Board);

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reviews and discusses with management our Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board whether such disclosures should be included in our proxy statement;

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reviews and recommends employment agreements and severance arrangements for executive officers, including change in control provisions;

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reviews the compensation of directors for service on the Board and committees and makes recommendations to the Board regarding such compensation; and

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engages, determines compensation for and oversees the work of any consultants and advisors retained by the Compensation Committee, at the expense of the company, and oversees compliance with applicable requirements relating to the independence of such consultants or advisors.

See the “Compensation Discussion and Analysis” section below for more information regarding the Compensation Committee’s processes and procedures.
Nominations and Governance Committee
The Board of Directors has determined that all members of the Nominations and Governance Committee are independent as defined by Nasdaq rules, as applicable to nominating committee members. The Nominations and Governance Committee met four times during 2016. The Nominations and Governance Committee:
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assists the Board in fulfilling its responsibilities on matters and issues related to our corporate governance practices;

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in conjunction with the Board, establishes qualification standards for membership on the Board and its committees;

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leads the search for individuals qualified to become members of the Board, reviews the qualifications of candidates for election to the Board and assesses the contributions and independence of incumbent directors eligible to stand for re-election to the Board;

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selects and recommends to the Board the nominees for election or re-election by the stockholders at the annual meeting, and selects and recommends to the Board individuals to fill vacancies and newly created directorships on the Board;

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develops and recommends to the Board corporate governance guidelines, reviews the guidelines on an annual basis and recommends any changes to the guidelines as necessary;

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establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the independence of directors;

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reviews and approves related person transactions, as defined in applicable SEC rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;

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annually reviews and makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommends to the Board directors to serve as committee members and chairpersons;

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reviews directorships in other public companies held by or offered to directors;

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assists the Board in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing development of executive succession plans;

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develops and recommends to the Board for its approval an annual self-evaluation process for the Board and its committees and oversees the evaluation process; and

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reviews and reports on all matters generally relating to corporate governance.

Compensation Committee Interlocks and Insider Participation
The directors who served on our Compensation Committee in 2016 are Charles B. Coe and Patricia L. Higgins. No member of the Compensation Committee is a current or former executive officer or employee of our company. None of our executive officers served and currently none of them serves on the board of directors or compensation committee of any other entity with executive officers who have served on our Board of Directors or Compensation Committee.
CORPORATE GOVERNANCE
Our Board has adopted Corporate Governance Guidelines that outline the general duties and functions of the Board and management and set forth general principles regarding Board composition, independence, Board meetings and responsibilities, Board committees, annual performance evaluations for the Board and our Chief Executive Officer and management succession and development. The Corporate Governance Guidelines are attached to the charter of the Nominations and Governance Committee, which can be found in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com.

Our Corporate Governance Guidelines assist our Board of Directors in fulfilling its responsibilities to stockholders and provide a framework for the Board’s oversight responsibilities regarding our business. Our Corporate Governance Guidelines are dynamic and have been developed and revised to reflect changing laws, regulations and good corporate governance practices. The guidelines also provide guidance and transparency to management, employees and stockholders regarding the Board’s philosophy, high ethical standards, expectations for conducting business and decision-making processes.
The following is a summary of certain of our policies and guidelines relating to corporate governance. You may access complete current copies of our Code of Conduct, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominations and Governance Committee Charter in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com. Each of these is also available in print to any stockholder upon request to our Corporate Secretary.
Identification and Evaluation of Director Candidates
The Board prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of our stockholders.
The Nominations and Governance Committee of the Board acts as the Board’s nominating committee. All members of the Nominations and Governance Committee are independent as defined by Nasdaq rules. The Nominations and Governance Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board. For a discussion of the Board’s membership criteria and how the company seeks to achieve diversity in Board membership and to attract directors with a broad range of skills, expertise, knowledge and contacts to benefit our business, see “Proposal 1 — Election of Directors.” The Nominations and Governance Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.
The Nominations and Governance Committee considers director candidates suggested by directors, executive officers and stockholders and evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the Nominations and Governance Committee by communicating with the committee as discussed below under “Stockholder Communications with the Board of Directors.” From time to time, the Nominations and Governance Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.
Stockholder Nominations
Stockholders who wish to recommend nominees for consideration by the Nominations and Governance Committee must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominations and Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the full Board for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to the attention of Richard P. Diegnan, Corporate Secretary, Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346.
In addition, stockholders may nominate directors for election without consideration by the Nominations and Governance Committee. Any stockholder may nominate an individual by complying with the eligibility, advance notice and other provisions set forth in our bylaws. A written notice of nomination must be received by our Corporate Secretary at our executive offices in Atlanta, Georgia, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our annual meeting to be held in 2018, such notice must be received not later than March 23, 2018 and not earlier than February 21, 2018. You should address any stockholder nomination to the attention of Richard P. Diegnan, Corporate Secretary, Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346 and include the information and comply with the requirements set forth in our bylaws. Our bylaws provide that any notice of nomination for director must describe various matters regarding the nominee and the stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.

Our bylaws contain specific eligibility requirements that each nominee for director must satisfy. Each nominee must:
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complete and return a written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; and

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provide a written representation and agreement that the nominee would comply with applicable law and our policies and guidelines if elected as a director and that the nominee is not and will not become a party to: (a) any voting commitment that has not been disclosed to us or that could limit the nominee’s ability to comply with applicable fiduciary duties; and (b) any agreement, arrangement or understanding with any person or entity other than us regarding indirect compensation, reimbursement or indemnification in connection with service as a director.

Board Leadership Structure
Our Board does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. Our Board makes the decision regarding leadership structure based on its evaluation of the experience, skills and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. When making this decision, the Board considers factors such as:
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the person filling each role and his or her experience at the company and/or in the information technology infrastructure services industry;

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the composition, independence and effectiveness of the entire Board;

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other corporate governance structures in place;

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the compensation practices used to motivate our executive leadership team;

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our leadership succession plan; and

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the competitive and economic environment facing the Company.

The Board periodically reviews its leadership structure to ensure that it remains the optimal structure for our Company and our stockholders.
Since 2002, we have had different individuals serving as our Chairman of the Board of Directors and Chief Executive Officer. Currently, Daniel C. Stanzione is our Chairman and Peter D. Aquino is our Chief Executive Officer. As Chairman, Dr. Stanzione leads the Board in its role to provide general oversight of strategic planning for the company and to provide guidance and support for the Chief Executive Officer. Further, the Chairman sets the agenda for and presides over meetings of the Board. As Chief Executive Officer, Mr. Aquino is responsible for developing and executing the corporate strategy, as well as for overseeing the day-to-day operations and performance of the company.
We believe that separating the roles of Chairman and Chief Executive Officer represents an appropriate allocation of roles and responsibilities at this time given, among other things, the benefits of Dr. Stanzione’s experience, independence and tenure as a director of the company, which dates back to 2004. Mr. Aquino is well-positioned as the leader to develop and execute the company’s corporate strategy and is free to focus on day-to-day challenges and opportunities.
The Company believes this separation of responsibility is appropriate to provide independent Board oversight of and direction for the company’s executive leadership team, led by Mr. Aquino. Further, the Company believes that having an independent Chairman provides for more effective monitoring and objective evaluation of the Chief Executive Officer’s performance, which enables more direct accountability for the Chief Executive Officer’s performance.
Our Corporate Governance Guidelines provide that if our Chairman is not independent, the Board may designate a Lead Director who will be independent. The Board, however, has not determined it necessary to designate a Lead Director as the company feels our current structure, as described above, functions well and provides the necessary separation of roles. The Nominations and Governance Committee has determined that Daniel C. Stanzione should continue as Chairman in 2017 and has been nominated to serve for an additional term.
Independence
The Board annually assesses the independence of all directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the listing standards of Nasdaq. Our Corporate Governance Guidelines require that a majority of our directors be independent. Our Board believes that the independence of directors and committee members is important to assure that the Board and its committees operate in the best interests of the stockholders and to avoid any appearance of conflict of interest.

Under Nasdaq standards, our Board has determined that the following six directors are independent: Charles B. Coe, Patricia L. Higgins, Gary M. Pfeiffer, Peter J. Rogers, Jr., Daniel C. Stanzione and Debora J. Wilson. Mr. Aquino is not independent because he currently serves as our President and Chief Executive Officer. For five years, we have had not more than one active or former management employee serving as a director. In that regard, Mr. Aquino has served as a director since his appointment as Chief Executive Officer in September 2016.
Risk Oversight by Our Board of Directors
While risk management is primarily the responsibility of our management team, our Board is responsible for the overall supervision of our risk management activities. The Board implements its risk oversight function both at the full Board level and through delegation to various committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing our company. The Audit Committee also oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees management of our legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs. The Nominations and Governance Committee regularly reviews our governance structure, practices and policies to improve governance of our company and our engagement efforts with our stockholders with a goal to promote the long-term interests of our stockholders.
Management provides updates throughout the year to the respective committees regarding the management of the risks they oversee and each of these committees reports on risk to the full Board at regular meetings of the Board. The Board periodically reviews the allocation of risk responsibility among the Board’s committees and implements any changes that it deems appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as appropriate. At each regularly-scheduled Board meeting, the Chairman and Chief Executive Officer address, in a director-only session, matters of particular importance or concern, including any significant areas of risk that require Board attention. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full Board reviews in detail the company’s short- and long-term strategies, including consideration of significant risks facing us and how the risks could impact our business.
Our Vice President of Internal Audit coordinates the day-to-day risk management process for our company and reports directly to the Chief Financial Officer and to the Audit Committee. The Vice President of Internal Audit updates the Audit Committee at least quarterly in regular and executive sessions and annually updates the full Board regarding the company’s risk analyses and assessments and risk mitigation strategies and activities. The Vice President of Internal Audit also updates the Compensation Committee annually regarding the risk of our compensation plans and programs.
We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner. We also believe that our risk structure complements the current leadership structure of our Board, as it allows our independent directors, through the three fully-independent standing Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.
We conducted a risk assessment of our 2016 compensation plans and programs to identify potential risks associated with the design of the plans and programs and assess the controls in place to mitigate risks, if any, to an acceptable level. Based on this assessment, management has concluded that our compensation plans and programs do not contain risks that are reasonably likely to cause a material adverse effect on us. We evaluated each plan and program independently and as part of our overall compensation framework. In general, our compensation plans and programs:
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are well documented, appropriately communicated, consistently applied and reviewed annually by the Compensation Committee;

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are based on both individual performance and company performance metrics that are tied to the strategic goals and objectives of the company;

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balance short- and long-term rewards, with compensation capped at levels consistent with industry standards;

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do not encourage excessive risk taking, do not focus on short-term gains rather than long-term value creation, do not reward circumvention of controls or do not contain unrealistic goals and/or targets; and

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are compared to industry standards and peer companies on an on-going basis by both the internal compensation department as well as the Compensation Committee’s independent compensation consultant and amended periodically to maintain consistency with common practices.

Based on these factors, the absence of any identified incentives for risk-taking above the level associated with our business model, the involvement of our independent Compensation Committee and our overall culture and control environment, we have concluded our compensation plans do not promote excessive risk taking.
Stock Ownership Guidelines for Directors and Executive Officers
The Board believes that directors and management should have a significant financial stake in our company to align their interests with those of our stockholders. In that regard, the Board adopted stock ownership guidelines that require directors and executive officers to own specified amounts of our stock granted to them in connection with their service to the company. The stock ownership guidelines are further described below in “Non-Employee Director Compensation — Stock Ownership Guidelines for Non-Employee Directors” and “Compensation Discussion and Analysis — Stock Ownership Guidelines for Named Executive Officers.”
Code of Conduct and Ethics Hotline
We have a Code of Conduct that covers our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and employees and satisfies the requirements for a “code of ethics” within the meaning of SEC rules. A copy of the code is posted in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com. The code is available in print to any person without charge, upon request sent to Richard P. Diegnan, our Corporate Secretary at Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346. We will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Conduct.
Any suggestions, concerns or reports of misconduct at our company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report on https://internap.alertline.com/gcs/welcome (anonymously, if desired) or by calling our third-party provider, Global Compliance, at (800) 323-6182.
Attendance
Attendance at Board and committee meetings is central to the proper functioning of our Board and is a priority. Directors are expected to make every effort to attend all meetings of the Board, meetings of committees on which they serve and the annual meeting of stockholders.
Board and Company Culture
Our Corporate Governance Guidelines are coupled with a robust, open and effective Board environment that promotes respect, trust and candor, fosters a culture of open dissent and permits each director to express opinions and contribute to the Board process. Directors are expected to have unrestricted access to management and any company information they believe is necessary and appropriate to perform their roles as directors. The participation of Board members and the open exchange of opinions are further encouraged at the Board committee level through the periodic rotation of Board members among its standing committees. This open and candid operating environment is shared by management and the Board and is essential to fully realize the benefits of our Corporate Governance Guidelines, committee charters and other policies governing our company.
Stockholder Communications with the Board of Directors
Stockholders and interested parties may communicate with our Board by sending correspondence to the Board, a specific Board committee or a director c/o Corporate Secretary, Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346 or by sending electronic mail to corpsec@internap.com.
The Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items which warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Our Corporate Secretary will route items warranting prompt response, but not addressed to a specific director, to the applicable committee chairperson.

NON-EMPLOYEE DIRECTOR COMPENSATION
In 2016, our non-employee director compensation program was as follows:
	Cash ($)	Restricted Stock Award
Newly appointed or elected director	—	Number of restricted shares equal to $110,000
Annual director retainer	60,000	Number of restricted shares equal to $110,000
Audit Committee chairperson annual retainer	15,000	—
Audit Committee member annual retainer	7,500	—
Compensation Committee chairperson annual retainer	10,000	—
Compensation Committee member annual retainer	5,000	—
Nominations and Governance Committee chairperson annual retainer	7,500	—
Strategy Committee annual retainer	7,500	—
Chairman annual retainer	100,000	—
The following table lists the compensation paid to our non-employee directors during 2016:
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Total
Charles B. Coe	$70,000	$52,425	$122,425
Patricia L. Higgins	72,500	52,425	124,925
Gary M. Pfeiffer	76,875	52,425	129,300
Peter J. Rogers, Jr.	15,000	117,021	132,021
Daniel C. Stanzione	107,500	52,425	159,925
Debora J. Wilson	69,375	52,425	121,800

(1) Mr. Aquino has served as our Chief Executive Officer and President since September 2016 and his compensation is reflected in the Summary Compensation Table. Mr. Aquino does not receive any compensation for serving as a director.
(2) Represents the full grant date fair value of restricted stock granted in 2016, calculated in accordance with FASB ASC Topic 718. Except as noted below, we value restricted stock using the closing price of our common stock reported on Nasdaq on the grant date. For additional valuation assumptions, see Note 12 to our Consolidated Financial Statements for the fiscal year ended December 31, 2016, and Note 13 for the years ended December 31, 2015 and 2014. The values in this column may not correspond to the actual value that the non-employee directors will realize at the time that the restricted stock vests. In 2016, the shares of restricted stock were granted at an assumed value of  $5.00 per share, rather than the fair market value of  $2.24 per share on the date of grant for all non-employee directors other than Mr. Rogers. Accordingly, our non-employee directors, other than Mr. Rogers. received fewer shares than they would have been otherwise entitled to under our non-employee director compensation program. Mr. Rogers joined the Board in the fourth quarter of 2016 and his shares were issued at fair market value at the date of issuance.
(3) The following table lists the number of outstanding restricted stock awards and stock options held by our non-employee directors as of December 31, 2016. The reported numbers reflect only grants made by the company and do not include any other stock that a director may have acquired on the open market:
Name	Stock Awards (#)(a)	Options (#)(b)
Charles B. Coe	92,906	43,560
Patricia L. Higgins	109,265	43,560
Gary M. Pfeiffer	88,155	38,560
Peter J. Rogers, Jr.	62,578	0
Daniel C. Stanzione	104,536	43,560
Debora J. Wilson	106,863	16,290

(a)
Includes awards of restricted stock net of any shares withheld at the election of a director to satisfy minimum statutory tax obligations upon vesting plus shares acquired upon exercise of vested stock options. Some of the reported grants remain subject to time-based vesting.

(b)
All outstanding options are fully vested.

Stock Ownership Guidelines for Non-Employee Directors
The Board has implemented stock ownership guidelines that require each non-employee director to beneficially own a number of shares of company common stock equal to five times the annual director retainer as identified above. All non-employee directors meet the required guidelines other than Mr. Rogers, who was appointed to our Board in 2016. We believe that these guidelines further align the interests of directors and stockholders. Please see “Compensation Discussion and Analysis — Stock Ownership Guidelines for Named Executive Officers” for additional information regarding the guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS
Five Percent Stockholders
The following table sets forth information as to those holders known to us to be the beneficial owners of more than 5% of our outstanding shares of common stock as April 10, 2017:
	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
GAMCO Investors, Inc.(2)	17,629,718	21.4%
Park West Asset Management, LLC(3)	11,686,429	14.2%
Avenir Corporation(4)	7,966,877	9.7%
O’Connor Global Multi-Strategy Alpha Master Limited(5)	4,549,648	5.5%

(1) As of April 10, 2017, based on approximately 82,415,348 shares outstanding on that date.
(2) Based on information set forth in Amendment No. 21 to Schedule 13D filed March 17, 2017. The Schedule 13D indicates that Gabelli Funds, LLC has sole voting and dispositive power over 9,577,413 shares of common stock; GAMCO Asset Management, Inc. has sole voting power over 5,915,567 shares of common stock and sole dispositive power over 6,471,417 shares of common stock; Teton Advisors, Inc. has sole voting and dispositive power over 1,400,000 shares of common stock; Gabelli & Company Investment Advisers, Inc. has sole voting and dispositive power over 25,800 shares of common stock; GAMCO Investors, Inc. has sole voting and dispositive power over 450 shares of common stock; Associated Capital Group, Inc. has sole voting and dispositive power over 152,638 shares of common stock; and Mario J. Gabelli has sole voting and dispositive power over 2,000 shares of our common stock. The aggregate number of shares of common stock was 17,629,718 as of March 15, 2017. According to the filing, the business address for each of the foregoing entities and Mr. Gabelli is One Corporate Center, Rye, New York 10580.
(3) Based on information set forth in Amendment 2 to Schedule 13G filed February 21, 2017. The Schedule 13G indicates that as of February 21, 2017, Park West Asset Management LLC and related affiliates beneficially owned 11,686,429 shares of common stock. The address for the Reporting Person is: 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.
(4) Based on information set forth in Schedule 13G filed March 27, 2017. The Schedule 13G indicates that as of March 27, 2017, Avenir Corporation beneficially owned 7,966,877 shares of common stock. The address for the Reporting Person is: 1775 Pennsylvania Avenue NW, Suite 650 Washington, DC 20006.
(5) Based on information set forth in Schedule 13G filed March 1, 2017. The Schedule 13G indicates that as of February 27, 2017, O’Connor Global Multi-Strategy Alpha Master Limited beneficially owned 4,549,648 shares of common stock. The address for the Reporting Person is: c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, George Town KY1-1104, Cayman Islands.
Stock Ownership of Management
The following table sets forth the number of shares of common stock beneficially owned as of April 10, 2017 (or the date indicated below) by each of our directors and named executive officers (defined below under “Compensation Discussion and Analysis”) and all of our directors and executive officers as a group. The address of each current director and named executive officer is c/o Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346.

To our knowledge, except under community property laws, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock.
	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class
Peter D. Aquino	1,785,000	2.2%
Charles B. Coe	149,138	*
Robert M. Dennerlein	55,894	*
Patricia L. Higgins	160,176	*
Gary M. Pfeiffer	127,499	*
Peter J. Rogers, Jr.	63,026	*
Michael A. Ruffolo(2)	539,255	*
Daniel C. Stanzione	238,608	*
Debora J. Wilson	277,684	*
Kevin M. Dotts(3)	436,844	*
Peter G. Bell	116,396	*
Satish Hemachandran(3)	92,097	*
Steven A. Orchard(3)	444,212	*
All directors and executive officers as a group (13 persons)	3,054,180	3.71%

* Represents beneficial ownership of less than 1%.
(1) Includes shares that may be acquired by the exercise of stock options granted under our equity compensation plans within 60 days after April 10, 2017 as follows:
Name	Options (#)
Peter D. Aquino	0
Charles B. Coe	43,560
Robert M. Dennerlein	0
Patricia L. Higgins	43,560
Gary M. Pfeiffer	38,560
Peter J. Rogers, Jr.	0
Michael A. Ruffolo	0
Daniel C. Stanzione	43,560
Debora J. Wilson	16,290
Kevin M. Dotts	278,916
Peter G. Bell	74,262
Satish Hemachandran	42,007
Steven A. Orchard	344,635

(2) Mr. Rufollo’s employment ended in September 2016. The number of shares reported in the table above reflects the number of shares of vested restricted stock that he held on his termination date, which may not reflect his current holdings as of April 10, 2017.
(3) Messrs. Dotts’, Hemachandran’s and Orchard’s employment ended in December 2016. The number of shares reported in the table above reflects the number of shares of vested restricted stock that each held on his termination date, which may not reflect his current holdings as of April 10, 2017.

Performance graph
The graph below compares our cumulative five-year total stockholder return on our common stock with the cumulative total returns of the NASDAQ Market Index and the Morningstar Software-Application Index. The graph tracks the performance of a $100 investment in our common stock and the performance of  $100 investment in each index (with the reinvestment of all dividends) from December 31, 2011 to December 31, 2016.

EXECUTIVE OFFICERS
Executive Officers
In addition to Mr. Aquino, our President and Chief Executive Officer, whose biographical information appears above, set forth below are the names, ages and biographical information for each of our current executive officers. Mr. Peter G. Bell, who served as our Senior Vice President, Global Sales from October 2014 to December 2016, was determined not to be an executive as of December 31, 2016, following his appointment as Senior Vice President of Sales, INAP Cloud.
Name	Age	Position
Peter D. Aquino	56	President and Chief Executive Officer
Robert M. Dennerlein	57	Senior Vice President and Chief Financial Officer
Richard P. Diegnan	47	Senior Vice President, General Counsel and Corporate Secretary
Corey J. Needles	44	Senior Vice President and General Manager, INAP Colo
Andrew Day	51	Senior Vice President and General Manager, INAP Cloud
Mark Weaver	56	Vice President and Corporate Controller
Richard Ramlall	61	Vice President, Investor Relations
Robert M. Dennerlein, 57, has been our Chief Financial Officer since November 2016. He manages all of our finance, accounting, treasury and information technology functions. Mr. Dennerlein has over 25 years of financial leadership experience covering a diverse set of industries, including over 13 years in the information technology solutions industry. Mr. Dennerlein most recently served as Chief Financial Officer from 2013 until February 2016 at Dialogic, Inc., a technology solutions provider. From 2006 until 2013, Mr. Dennerlein served as Chief Financial Officer of Raritan, Inc., a provider of data center solutions for controlling and monitoring IT infrastructure and energy management. Mr. Dennerlein entered the information technology industry in 2003, serving as Vice President and Controller and later Chief Financial Officer of Globix, Inc. (AMEX), a provider of managed services, IP infrastructure management and optical networking solutions, from 2003 until 2006. Previous to that, Mr. Dennerlein served as Vice President and Controller of Opnext, Inc., a global optical components joint venture, from 2001 through 2003. From 1999 until 2001, Mr. Dennerlein served as Director of Accounting and External Reporting for Agere Systems, Inc. (NYSE), a global manufacturer of optical components and integrated circuits for the telecommunications industry. Mr. Dennerlein held financial positions with increasing responsibility at International Specialty Products, Inc., a NYSE-listed manufacturer of specialty chemicals, from 1992 to 1999; Bongrain Cheese USA and Bongrain International American Corporation (subsidiaries of Bongrain, S.A., a French Stock Exchange listed manufacturer of cheese and specialty cheese products), from 1989 to 1992; and Nabisco Brands, Inc., from 1984 to 1989. Mr. Dennerlein began his career in public accounting with PricewaterhouseCoopers LLP from 1981 until 1984. Mr. Dennerlein is a Certified Public Accountant and earned both his Bachelors of Science in Accounting and Masters of Science in International Business from Seton Hall University. He serves on the Board of Directors of Catapult Acquisition Corporation, a private company.
Richard P. Diegnan, 47, has been our Senior Vice President, General Counsel and Corporate Secretary of the Company since November 2016. Mr. Diegnan has over 17 years of experience as a corporate attorney representing a diverse group of clients. He was a partner at Diegnan & Brophy, LLC since its founding in 2005, and concentrated his practice in corporate counseling, mergers and acquisitions, commercial transactions, real estate, land use planning and commercial disputes. Mr. Diegnan served as General Counsel and Chief Administrative Officer to Broad Valley Micro Fiber Networks Inc. Since 2011, Mr. Diegnan served as General Counsel and Chief Financial Officer to Travel Tripper LLC, a hotel web technology company. Mr. Diegnan was a corporate attorney at McCarter & English LLP from 1999 to 2000 and a corporate attorney in the Merger and Acquisitions Group at Milbank, Tweed, Hadley & McCloy LLP from 2000 to 2005. He began his career at AT&T where he held various positions in finance and sales. Mr. Diegnan is licensed to practice in New York and New Jersey and earned his Bachelors of Science in Finance from Providence College, Masters in Business Administration from Fairleigh Dickenson University and Juris Doctor from Seton Hall University School of Law.
Corey J. Needles, 44, has been our General Manager and Senior Vice President of the Colocation, Network and Managed Services Business Unit of the Company since January 2017. Mr. Needles has over 20 years of experience in data center operations, operations expansion, enterprise infrastructure optimization and global team leadership. Most recently, he was the Senior Vice President of Operations, Engineering and Construction at zColo, a division of Zayo Group in Denver, Colorado. Prior to zColo, Mr. Needles served in various management positions at Latysis. From 2008 to 2014, he served as General Manager and then as Senior Vice President where he was responsible for providing overall vision, strategic direction and tactical implementation for enterprise-level hybrid IaaS, cloud-based solutions, and global data center operations. Mr. Needles managed a global team of 190 professionals in 47 markets. From 2003 to 2008, Mr. Needles was Director of Network and Data Center

Operations for Data393 in Englewood, Colorado. His experience included engineering the physical and logistical data center and NOC layout as well as network and data center operations. He was a Lead Operations Supervisor at Gambro Healthcare in Lakewood Colorado from 2002 to 2003 where he led operations, network and systems management teams in all aspects of NOC operations. Mr. Needles has held other technology positions including Network Engineer, Systems Engineer, Systems Administrator and Hardware Services Lead for technology companies. Mr. Needles earned his Bachelors of Science in Information Systems from Colorado State University and an Associate of Applied Science in Multimedia Technology from Platt College.
Andrew Day, 51, has been our Senior Vice President and General Manager of the Cloud Services Business Unit since April 2017. Mr. Day leads INAP’s iWeb, Agile Cloud and Bare Metal Server services business in North America and the EMEA, including leading sales, product management, marketing, business development, customer support, technical operations, engineering and program management. Mr. Day provided management and advisory services to the Company as a management consultant with ADAY Management from November 2016 through March 2017. He brings to INAP over 25 years of management experience in telecommunications, technology innovation, sales and marketing leadership. Prior to joining INAP, Mr. Day held several senior leadership positions in sales and general management for technology companies. Most recently, he served as Senior Vice President, Consumer Channels at Rogers Communications, where he led all consumer product sales across all sales channels. Previously, Mr. Day was CEO Primus Telecommunications Group Inc. and Primus Canada, where he was responsible for the company’s direction and results. Before joining Primus, he held various roles of increasing responsibility in general management, sales, product management, and finance at AT&T, Gillette and Xerox. Mr. Day holds an Honours B. Comm. from McMaster University, is a Chartered Public Accountant (CPA) and is also a Chartered Director (C. Dir.).
Mark Weaver, 56, has been our Vice President and Corporate Controller since December 2016. He has over 30 years of financial and accounting leadership experience covering a diverse set of industries. Mr. Weaver most recently served as a Finance and Accounting Consultant for Resources Global Professionals. From 2011 to 2014, Mr. Weaver was Chief Accounting Officer and Vice President, US GAAP Reporting and Compliance at NXP Semiconductors N.V. (NASDAQ), a global semiconductor company. From 2007 until 2011, Mr. Weaver served as Principal Accounting Officer, Vice President and Controller of Orleans Homebuilders, Inc. (NYSE). Prior to Orleans, Mr. Weaver served as Vice President and Corporate Controller at Agere Systems, Inc. (NYSE), a global manufacturer and designer of semiconductors for computing and communications applications. Before Agere, Mr. Weaver served 18 years at Nabisco Holdings Corp., an international packaged foods company, where he held various financial and accounting positions. Mr. Weaver is a Certified Public Accountant and earned a Masters of Business Administration in Finance from Fairleigh Dickenson University. He also has a B.S. in Accounting from Kings College.
Richard Ramlall, 61, has been our Vice President, Investor Relations since December 2016. Mr. Ramlall leads the Company’s Investor and Public Relations function. Mr. Ramlall has over 30 years of business development, strategic planning, regulatory, investor relations, and public relations experience in telecom and media. Most recently, he provided through his own firm investor relations, financial and regulatory due diligence and compliance, business development, strategic planning, and public relations consulting to public and private organizations. Mr. Ramlall’s corporate experience includes various roles at Verizon, Bechtel, Spencer Trask Ventures, RCN and Primus. Mr. Ramlall holds a B.S. in Business Administration and an M.G.A. (Technology Management) from the University of Maryland.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Overview of 2016
2016 marked the beginning of a new direction for Internap Corporation with the Board’s election of Peter D. Aquino, our new President and Chief Executive Officer, in the third quarter. Mr. Aquino introduced a new management team and a turnaround plan to refocus the Company on achieving profitable growth. The key objectives of the turnaround plan are increasing growth through a new focus on our sales program, leveraging our data center and cloud assets, optimizing network performance, revitalizing our brand and reviewing our operations to unlock financial value. While it will take time to realize the full effects of the turnaround, the Company ended 2016 and started 2017 with positive momentum. In the first quarter of 2017, we have implemented operational changes that we believe have driven an increase in the trading price of our common stock. Furthermore, we believe that such changes demonstrate that we are on the path to restarting growth as we strive to be seen as a modern and progressive leader in the Internet infrastructure business.
Our Compensation Committee remains committed to a pay for performance culture. Payouts to our executive officers vary based on our Company’s performance. Our Compensation Committee has used financial metrics aligned with our measures of revenue, EBITDA and bookings net of churn to compensate our named executive officers. Consistent with prior years, our 2016 pay package generally included base salary, the opportunity to earn a cash bonus under our short-term cash incentive plan and long-term equity incentives that included shares of restricted stock and stock options.
While our turnaround efforts yielded the start of positive results in the fourth quarter of 2016, the full-year 2016 challenges had a significant impact on the compensation paid to our named executive officers. Such performance challenges caused full-year results, and therefore payouts under our compensation plans, to fall short of our threshold expectations. Accordingly, there was no payout for our named executive officers under our 2016 short-term incentive plan (STIP). These pay outcomes validate our rigorous target setting process and demonstrate the program’s effectiveness at aligning pay and performance.
Changes in Named Executive Officers
As part of our turnaround plan, Mr. Aquino introduced a new management team in the fourth quarter of 2016 and in early 2017. Mr. Aquino’s current management team is listed under “Executive Officers” in this proxy statement. Messrs. Ruffolo, Dotts, Hemachandran and Orchard, all of whom were named executive officers as disclosed in our proxy statement filed in 2016, left the Company in 2016. As noted under “Executive Officers” above, Mr. Bell assumed a new role and responsibilities as the Senior Vice President of INAP Cloud and is no longer an executive officer, but is a named executive officer for the 2016 fiscal year.
Our Approach to 2017 Compensation
As part of our turnaround plan, we designed our 2017 compensation programs to be consistent with our revised strategy, while continuing to align the economic interests of our executive officers with our stockholders. With this goal in mind, we structured our 2017 short-term incentive program to reward our named executive officers for the achievement of important Company financial metrics. We selected adjusted EBITDA, revenue and free cash flow (defined as EBITDA less capital expenditures) as the financial metrics and set targets that we believe will drive stockholder value. We also elected to use restricted stock for our 2017 long-term incentive plan, with 50% of the total award tied to achieving free cash flow goals and 50% time-vested. This design incents and rewards our named executive officers for the achievement of our short-term (annual) goals and focuses them on our long-term strategic goals, while at the same time avoiding the encouragement of excessive risk-taking.
Significant Compensation Practices and Recent Modifications
We target the elements of our compensation program to provide employees, including our executive officers, with a compensation program that is market competitive and intended to reward them for our financial performance. We are committed to a pay for performance program that rewards employees for the Company’s success.
We target base salaries and short-term and long-term compensation for employees, in the aggregate, to be market competitive. In setting our base salaries, we take into consideration such things as personal performance, internal equity and an assessment of the internal impact of specific roles. Our goal in setting our compensation program is to maintain an appropriate cost structure while at the same time attracting, motivating and retaining talented employees at all levels. Further, we seek to provide our executive officers with significant wealth creation opportunities when they deliver successful results through long-term equity grants, which, coupled with our rigorous stock ownership guidelines, provides a strong alignment between our executive compensation program and the interests of our stockholders.

In setting the compensation of our executive officers, our Compensation Committee uses peer group data prepared by third parties and analysis conducted by Compensation Strategies, Inc. (“CSI”), the independent compensation consultant to our Compensation Committee, to assess the competitiveness of our compensation levels and provide a target range for our compensation programs. More specifically, we target the compensation levels of our executive officers to be within an acceptable range around the median compensation for our peer group. Where appropriate, we adjust compensation to account for factors such as the individual’s level of experience, responsibilities, performance, relative internal impact of the role and expected future contributions. Ultimately, the determination of the compensation level for any executive officer is not merely formulaic but is developed using a balanced consideration of all of these elements.
We review and evaluate our compensation programs, practices and policies on an ongoing basis, but at least annually. We modify our compensation programs to address evolving best practices and factors we believe will motivate our employees, including executive officers, to perform in the best interests of our stockholders. We have provided below some of the more significant practices and recent modifications.

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Base Salaries Were Generally Flat in 2016. Given the recent hire of our Chief Executive Officer in 2016, our Board did not increase his base salary for 2017. Our former Chief Executive Officer did not receive a salary increase in 2016. The Compensation Committee considered the base salaries of our other named executive officers and, in part based on the Chief Executive Officer’s recommendations, increased their base salaries between 0% and 6.38% in 2016. The compensation for the executive officers hired in 2016, including Messrs. Aquino and Dennerlein, has been fixed to be within an acceptable range around the median compensation for our peer group. The Compensation Committee also took into account the experience of Messrs. Aquino and Dennerlein and the salaries necessary to attract them to our Company.

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Performance-Based Approach for Short-Term and Long-Term Awards. We pay our executive officers for performance. In that regard, short-term incentive awards for executive officers are determined by our 2016 corporate performance for 2016 and 2017, corporate performance and individual performance. Consistent with past practices, the ultimate value of the long term-incentive awards are largely determined by our performance, including the trading price of our common stock.

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No Short-Term (Annual) Incentive Compensation Paid Under our 2016 STIP. Messrs. Ruffolo, Dotts, Hemachandran and Orchard were eligible to receive an award for performance in 2016 based solely on attainment of revenue, adjusted EBITDA and bookings net of churn targets. As noted above, we did not achieve our corporate financial targets and, thus, we did not pay these named executive officers short-term incentive compensation for 2016 performance. Mr. Bell, our former Senior Vice President, Global Sales, received short-term incentive compensation for achievement of bookings and churn targets. Messrs. Aquino and Dennerlein, who were hired in 2016, did not participate in the 2016 STIP.

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Revised Design for our 2017 Short-Term (Annual) Incentive Compensation Plan to Incorporate Free Cash Flow and Individual Performance. For 2017, we have refined our performance-based focus while continuing to align all executive officers toward similar corporate and, in the case of the business unit executives, business unit financial goals. Each of our executive officers is eligible to receive an award for achievement of the Company’s revenue, adjusted EBITDA and free cash flow financial targets and discretionary personal performance if the minimum threshold level for the adjusted EBITDA target for the Company is achieved. Our executive officers that lead our two business units are focused both on these three corporate financial targets as well as revenue, adjusted EBITDA and free cash flow targets of their individual business units. Each of these two individuals are eligible to receive 50% of their total award for achievement of the corporate financial targets noted above and 50% of their total award based on their individual business unit targets if the minimum threshold level for corporate adjusted EBITDA and 95% of the individual’s business unit adjusted EBITDA are achieved, respectively. We believe this structure increases the alignment of individual incentives with the creation of stockholder value.

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Long-Term Incentive Compensation Design Encourages Increase in the Price of Our Common Stock. In 2016, our long-term incentive awards were comprised of stock options (60%) and restricted stock (40%). In consultation with our new management team and CSI, the Compensation Committee approved a change to this approach for 2017. For 2017, we have determined that equity awards will all be in the form of performance-based and time-based restricted stock. The performance-based portion of the award shall vest over a three-year period based on achievement of free cash flow targets.

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2016 Senior Vice President Retention Program Concluded. In 2016, certain of our executive officers were eligible for the 2016 Senior Vice President Retention Program. At the time of adoption, we believed it was critical to retain our executive leadership to lead the transformation of our business into two business units and drive the necessary growth. This program consisted of separate awards of cash and grants of restricted stock as detailed below under “2016 Senior Vice President Retention Program”. The program achieved moderate success based on our original goals, but we have no plans to launch a similar program for 2017.

Our Commitment to Best Practices In Compensation and Corporate Governance-What We Do and Don’t Do
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No Tax Gross-Ups. None of the named executive officers, including our Chief Executive Officer, is entitled to any tax gross-up for the payment of 280G excise taxes.

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Maintain Robust Stock Ownership Guidelines. Our stock ownership guidelines further align the interests of our executive officers and directors with those of our stockholders. These individuals are required to beneficially own a number of shares of common stock as determined below:

Individual	Multiple
Chief Executive Officer	6.0x base salary
Chief Financial Officer	3.0x base salary
All Other Senior Vice Presidents	2.0x base salary
Non-Employee Directors	5.0x annual retainer
The guidelines require these individuals to retain 100% of the shares granted to them by the Company (net of applicable taxes) until the guidelines are achieved.
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We Use Double Trigger Change in Control Agreements. Our executive officers will receive specified payments and acceleration of vesting of equity in the event of a change in control. The payments and acceleration of vesting are considered “double trigger,” that is, an individual will only be entitled to a change in control payment and acceleration of vesting if the Company has experienced a change in control and a qualifying termination occurs following such change in control.

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Our Clawback Policy Mitigates Undue Risk. Our clawback policy allows us to “clawback” compensation paid to any employee (and not just to executive officers) who has engaged in fraud or intentional misconduct in the event of a financial statement restatement.

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No Perquisites. Our current policy is not to provide our executive officers with executive perquisites.

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No Speculative Transactions. All of our employees, including executive officers, and directors are prohibited from engaging in any speculative transactions in Company securities, including engaging in any prepaid forward contracts, equity swaps, collars and exchange funds or any other transaction in which the person could profit if the value of our stock falls, including short sales of Company securities and put options on Company securities.

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No Repricing of Stock Options without Stockholder Approval. We are not permitted to reprice stock options without stockholder approval.

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Limit on Incentive Awards. In 2016, the maximum potential payout to named executive officers under our short-term (annual) incentive plan is limited to the following percentages of base salary: Chief Executive Officer: 200%; Chief Financial Officer: 130%, and 100% for our other named executive officers.

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We Conduct an Annual Compensation Risk Assessment. Our Compensation Committee annually reviews and approves our compensation strategy, which includes a review of compensation-related risk management. In its review, the Compensation Committee analyzes our compensation program for all employees, including short-term (annual) incentive compensation and long-term incentive compensation. The Compensation Committee does not believe that our compensation program encourages excessive or unnecessary risk-taking.

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Our Compensation Committee is Independent. Our Compensation Committee is comprised solely of independent directors as defined by Nasdaq, SEC rules and our director independence standards.

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We Use an Independent Compensation Consultant. The Compensation Committee has directly retained its compensation consultant, who performs no other consulting or other services for our Company. Our Compensation Committee has evaluated the independence of its compensation consultant and determined that the consultant can provide independent and objective advice and its engagement does not present any conflicts of interest.

Advisory Vote on Executive Compensation
We hold an advisory stockholder vote on our executive compensation practices (“say-on-pay”) at each annual meeting. After consideration of this stockholder vote at our 2016 annual meeting and given the support received from stockholders at such meeting (nearly 81% of the votes cast were in favor of our executive compensation program), the Compensation Committee continues to apply the same general principles described in this Compensation Discussion and Analysis in its determination of the amounts and types of executive compensation.
We encourage you to read the entire Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the compensation components for our named executive officers.
Overview of Our Executive Compensation Program
The principal components of our 2016 executive compensation program were base salary, a short-term (annual) cash incentive based on corporate (and, as applicable, business unit) financial performance and a long-term equity incentive consisting of stock options and restricted stock. Our executive compensation program is benchmarked against the median compensation at a group of peer companies (as described below) as well as the median level of compensation derived from broad-based surveys of companies of similar size to us. We use this market compensation information to evaluate the competitiveness of our executive compensation program relative to our peers.
This section refers to the compensation of our “named executive officers” unless we note otherwise:
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Peter D. Aquino, our President and Chief Executive Officer hired effective September 19, 2016;

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Robert M. Dennerlein, our Chief Financial Officer hired effective November 14, 2016;

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Peter G. Bell, our former Senior Vice President, Global Sales and current Senior Vice President of Sales, INAP Cloud effective December 1, 2016;

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Michael A. Ruffolo, our former President and Chief Executive Officer until his resignation on September 19, 2016;

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Kevin M. Dotts, our former Chief Financial Officer until his resignation on November 11, 2016;

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Satish Hemachandran, our former Senior Vice President and General Manager, Cloud and Hosting until his resignation on November 7, 2016; and

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Steven A. Orchard, our former Senior Vice President and General Manager, Data Center and Network Services until his resignation on December 1, 2016.

Pursuant to SEC rules, Messrs. Aquino and Dennerlein are named executive officers through their roles as Chief Executive Officer and Chief Financial Officer, respectively, in 2016. All of the remaining executive officers listed under “Executive Officers” above received less than $100,000 in total compensation for the 2016 fiscal year and do not qualify as named executive officers under SEC rules.
Compensation Committee
The Compensation Committee reports to our Board on all compensation matters for our executive officers, including our named executive officers. You may learn more about the Compensation Committee’s responsibilities by reading the Compensation Committee’s charter, which is available in the “Corporate Governance” section on the “Investor Relations” page of our website at www.internap.com.
The Compensation Committee annually reviews and approves the compensation of our named executive officers, other than the Chief Executive Officer, and annually reviews and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer. A majority of the independent directors of the full Board must approve the compensation of our Chief Executive Officer.
Compensation Objectives
We design and manage our compensation programs to align with our overall business strategy and to create value for our stockholders. We believe it is important that our compensation programs:

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Are competitive. Our programs are designed to attract, motivate and retain talented individuals at all levels of our Company. We structure our compensation programs to be competitive with the compensation paid by companies with whom we compete for similar staff in our industry.

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Are linked to performance. Many of our employees, including our named executive officers, are eligible to participate in our short-term (annual) incentive plans and long-term equity incentive compensation program. We select performance goals that, to the extent achieved, we believe will facilitate the long-term profitable growth of our Company and, thus, contribute to long-term value for our stockholders. We believe that the link between compensation and corporate performance motivates and rewards employees, including named executive officers, for achieving and exceeding performance goals, without creating a sense of entitlement and without encouraging excessive risk-taking.

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Align the interests of our named executive officers with those of our stockholders. Our annual performance goals are intended to drive the creation of long-term stockholder value. Long-term equity incentive compensation generally vests over a multiple year period and the value of such grants to the recipients increases or decreases based on changes in the price of our common stock over time. Our named executive officers are subject to robust stock ownership guidelines. Given the wealth creation opportunities for achievement of successful results that are inherent in our long-term incentive compensation program, and the obligation of our named executive officers to retain a specific level of equity, we believe that our long-term equity incentive compensation program appropriately links the interests of our named executive officers and stockholders.

Components of our Executive Compensation Program
The components of our executive compensation program, the primary purpose of each component and the form of compensation for each component are described in the following table:
Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities and determines the target for short-term incentive compensation	Cash

Short-Term (Annual) Incentive Plan	Motivates and rewards for the achievement of corporate and, as applicable, business unit financial goals	Cash

Long-Term Equity Incentive Plan	Provides incentive for long-term performance, retention and motivation, thereby aligning the financial interests of our named executive officers with the interests of our stockholders	Equity denominated in shares of our common stock
Allocation of Compensation Components
We manage our business with the goal of maximizing stockholder value, and, accordingly, a significant percentage of the compensation of our named executive officers is variable and linked to the Company’s performance. The incentive components of our compensation program for named executive officers which are linked to corporate performance (short-term (annual) incentive compensation and the value of long-term equity incentive compensation) are targeted to exceed the level of their annual base salary. Whether named executive officers actually receive the targeted incentive compensation level depends on the overall short- and long-term performance of our Company and the growth in our stock price.
The Compensation Committee considers qualitative and quantitative factors when establishing compensation for each named executive officer. We do not have a specific formula for the allocation of the various compensation elements between fixed (base salary) and variable pay, nor for the individual elements of compensation (base salary, short-term (annual) incentive and long-term equity incentive). However, our expectation is that the short- and long-term incentive components of the named executive officer’s total compensation package will comprise the majority of their total targeted compensation. We determine the compensation structure for each individual based on our assessment of a number of factors including:

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the long-term strategic and shorter term operational objectives of our business;

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an analysis of the compensation components at peer companies;

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broad-based survey data from companies in our industry and of like size; and

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the named executive officer’s level of experience, responsibilities, performance of the individual and the relevant business unit, relative internal impact of the role and expected future contributions.

Compensation Consultant and Benchmarking
CSI has served as the independent compensation consultant to the Compensation Committee since 2009. CSI assists the Compensation Committee in designing and implementing our executive compensation program and provides analytical review and assessment of our executive compensation program and its ongoing relevance. In connection with its engagement of CSI and from time to time, the Compensation Committee considered various factors bearing upon CSI’s independence including, but not limited to, the amount of fees received by CSI from us as a percentage of CSI’s total revenue, CSI’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact CSI’s independence. After reviewing these and other factors, the Compensation Committee determined that CSI was able to provide independent and objective advice and that its engagement did not present any conflicts of interest. Other than executive and Board compensation consulting, CSI did not provide any other services to the company in 2016. The Compensation Committee has continued to engage CSI for executive compensation services in 2017.
The Compensation Committee and management sought the views of CSI regarding market trends for executive compensation and analysis of specific compensation program components. CSI provides information comparing direct compensation for the named executive officers to market data from a group of peer companies (as described below) as well as other broader-based survey sources. “Direct compensation” encompassed base salary, annual bonus opportunities and long-term compensation in the form of equity grants.
Based on CSI’s recommendation, the Compensation Committee selected a group of peer companies that has been used since 2013 in establishing compensation levels for the named executive officers. CSI has provided 50th percentile compensation information from this peer group for base salary and short- and long-term incentive compensation and has updated it during the period to reflect estimated changes in market levels. CSI also provided additional market compensation data in 2016 for use in the hiring of our new Chief Executive Officer. Consistent with standard practices, due to the varying sizes of the companies included in the peer group, CSI used statistical analysis to “size-adjust” the market compensation data to reflect our relative annual revenue. This peer group consisted of the following public companies and the companies noted in footnote 1 below.
Active Network, Inc.	Digi International Inc.	NIC, Inc.
Bottomline Technologies, Inc.	j2 Global Communications, Inc.	Virtusa Corporation
Cogent Communications Group, Inc.	Limelight Networks, Inc.	Web.com Group, Inc.
Coresite Realty Corp.	Neustar, Inc.
(1) Since the selection of the group of peer companies, Aruba Networks, Inc., Cbeyond, Inc., Digital River, Inc., Keynote Systems, Inc., LogMeIn, Inc., NIC, Inc., Inteliquent, Inc., Riverbed Technology, Inc., Synchronoss Technologies, Inc. and Websense, Inc., are no longer operating as individual public companies; however, data from these peer companies prior to ceasing operations were used in our analysis.
The Compensation Committee considers the market compensation data provided by CSI, the experience level of each named executive officer and the responsibilities associated with a particular named executive officer’s role as multiple reference points in evaluating the compensation components and aggregate compensation package for each of the named executive officers. Generally, we target our compensation program to fall within a reasonable range around the median of the market compensation data for similarly-sized companies in the industries in which we compete (telecommunications, technology, data center and hosting industries). While we target the median in the aggregate, individual named executive officer compensation may be either below or above the median based on individual circumstances including performance, experience and/or recruiting and retention needs. When our corporate performance exceeds targets established by the Compensation Committee, the total cash compensation paid to our named executive officers, as a group, may exceed targeted total cash compensation levels, which reflects the Compensation Committee’s commitment to pay for performance. When our corporate performance does not meet our established targets, total cash compensation of our named executive officers generally would be below targeted levels, which also reflects a commitment to pay for performance.

Principal Components of our Executive Compensation Program
Base Salary
Base salary is the only fixed component of our named executive officers’ total compensation package. Our annual salary review process is based on our overall annual budget guidelines and is influenced by competitive market data (provided by CSI) as well as individual performance. Our salary increase philosophy provides for larger increases for higher levels of individual performance.
Annual Performance Appraisal. All employees, including named executive officers, undergo an annual performance appraisal. The employee’s performance for the prior year is evaluated by his or her direct manager.
Our Chief Executive Officer reviews the performance for each executive officer, which includes the individual’s overall responsibilities, specific operational goals and objectives, results and tenure in the particular position. The Chief Executive Officer uses his judgment in assessing those factors in both a quantitative and qualitative manner. Together with the competitive market data, this appraisal guides the Chief Executive Officer’s recommendation for each named executive officer’s salary increase. In February of each year, our Chief Executive Officer reviews the competitive market data along with his recommendations for salary increases with the Compensation Committee. The Compensation Committee makes the final determination of each executive officer’s base salary.
With respect to the performance assessment of the Chief Executive Officer, the Compensation Committee reviews his performance against his pre-defined goals and objectives together with competitive market data and makes a recommendation to the full Board as to any change in base salary. After considering the recommendation of the Compensation Committee, the full Board meets in executive session to determine and approve the Chief Executive Officer’s base salary.
2016 and 2017 Base Salaries. In our continued effort to manage employee-related costs, the Compensation Committee and/or Board approved only modest base salary increases in recent years for named executive officers. After due consideration of individual, company and market dynamics discussed above, the Compensation Committee approved and/or recommended salary increases (detailed in the table below) ranging from 0% to 6.38% for 2016 for our named executive officers, including our Chief Executive Officer (whose base salary was determined by the Board), as described below. Salary increases are effective in April of each year. In 2017, the Company hired new executive officers and each respective executive officer’s salary was based on market guidelines influenced by competitive market data.
Name	2016 Base Salary Increase (%)	2016 Base Salary ($)	2017 Base Salary Increase (%)	2017 Base Salary ($)
Peter D. Aquino	—	$505,000	—	$505,000
Robert Dennerlein	—	$275,000	—	$275,000
Michael A. Ruffolo(1)	—	$675,000	—	—
Kevin M. Dotts(2)	—	$335,457	—	—
Peter G. Bell(3)	—	$250,000	—	—
Satish Hemachandran(2)	6.38%	$250,000	—	—
Steven A. Orchard(2)	—	$283,557	—	—

(1) Mr. Ruffolo’s employment ended in September 2016.
(2) Messrs. Dotts’, Hemachandran’s and Orchard’s employment ended in December 2016.
(3) Mr. Bell will not be considered an executive officer in 2017.
Short-Term (Annual) Incentive Compensation
In 2016, our named executive officers (other than Mr. Bell, as described below and Messrs. Aquino and Dennerlein) were eligible to earn an annual cash award under our short-term incentive plan based solely on achievement of corporate financial targets.
Our Compensation Committee believes short-term incentive compensation opportunities for named executive officers should be competitive with incentive compensation at comparable peer-group companies of similar size and companies with whom we compete for exceptional talent. Our corporate financial targets are based on our financial plan approved by the Board. This approach ensures alignment and focus among named executive officers around the attainment of corporate financial targets. The Compensation Committee considers each named executive officer’s performance, experience level and potential to impact our short-term performance when setting an individual’s annual incentive compensation opportunity.
In 2016, our Compensation Committee approved awards to named executive officers, other than Mr. Ruffolo, and reviewed results achieved compared to corporate targets. The Board (excluding Mr. Ruffolo) approved any award to Mr. Ruffolo after receiving recommendations from the Compensation Committee.
2016 Short-Term Incentive Plan. Our Compensation Committee approved the 2016 Short-Term Incentive Plan (the “2016 STIP”) which awarded participants at or above the senior vice president level, including certain named executive officers, solely on the basis of achievement of three criteria:
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revenue (30% of potential award);

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adjusted EBITDA (40% of potential award); and

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bookings net of churn (30% of potential award).

The Compensation Committee and the Board selected these metrics because they believe that they have a significant impact on the trading price of our common stock, in the case of revenue and adjusted EBITDA, and the cash we generate, in the case of bookings net of churn.
Revenue is our Company’s revenue, as disclosed in our periodic filings with the SEC. Adjusted EBITDA is a non-GAAP measure and is GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs and organizational realignment costs. Bookings net of churn is defined as reported Company bookings less reported Company churn. “Bookings” are defined as the committed net increase in monthly recurring revenue (MRR) plus 1/12th of committed nonrecurring revenue (NRR) amounts. “Churn” is defined as net decrease in existing monthly recurring revenue (MRR) due to customer terminating either all or a portion of their services. For a reconciliation of adjusted EBITDA to its most directly comparable GAAP measure see Annex D to this proxy statement.
The Compensation Committee, for named executive officers other than our Chief Executive Officer, and the Board, for our Chief Executive Officer, assigned each individual a target level of incentive compensation potential, expressed as a percentage of base salary. In setting the potential annual incentive compensation each named executive officer could earn at the target award level, the Compensation Committee considered the competitive market data provided by CSI and the experience and responsibilities of the named executive officer.
Our revenue, adjusted EBTIDA and bookings net of churn targets for the 2016 STIP were as follows:
Criteria	At Threshold ($)	At Target ($)	At Stretch ($)
Revenue	$ 337.3 million	$ 345.9 million	$ 354.6 million
Adjusted EBITDA	87.5 million	92.1 million	96.7 million
Bookings net of churn	1.7 million	3.6 million	5.3 million
Achieving threshold performance would result in a 50% payout for the metric, achieving target performance would result in a 100% payout for the metric and achieving stretch or above would result in a 200% payout for the metric.
Our revenue, adjusted EBITDA and bookings net of churn for the year ended December 31, 2016 were $298.3 million, $82.0 million and $(1.6) million, respectively. Because each measure failed to meet the threshold performance level we did not pay any awards to the named executive officers under the 2016 STIP.
2016 Senior Executive Sales Incentive Plan. In 2016, Mr. Bell our former Senior Vice President, Global Sales focused on increasing bookings and decreasing customer churn in his incentive compensation arrangement. Mr. Bell’s incentive compensation arrangement was based on achievement of monthly and annual bookings and churn targets, with 80% of his incentive tied to bookings targets and 20% of his incentive tied to churn targets. Mr. Bell was entitled to earn a partial award starting at 50% of his bookings and churn targets based on achievement between the threshold and target levels. Mr. Bell was entitled to a stretch award only if we over-achieved the corporate bookings net of churn target applicable to all named executive officers. Any variable compensation earned by Mr. Bell was paid monthly, two months in arrears. Based on Mr. Bell’s performance relative to the targets, he earned a total of  $70,252, which is reported in the Summary Compensation Table under the column All Other Compensation.

2017 Short-Term Incentive Plan. In 2017, we have refined our pay-for-performance focus while continuing to align all named executive officers toward similar corporate and, in the case of our business unit executives, business unit financial goals. Each of our executive officers is eligible to receive an award under our 2017 Short-Term Incentive Plan (the “2017 STIP”) for achievement of revenue, adjusted EBITDA, free cash flow (EBITDA less capital expenditures) and personal performance targets only if the threshold level for adjusted EBITDA is achieved. Any award earned under the 2017 STIP to our executive officers, other than our SVPs that lead our two business units, will be tied to the following Board approved financial targets and personal performance:
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revenue (20% of potential award);

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adjusted EBITDA (50% of potential award);

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free cash flow (20% of potential award); and

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discretionary performance (10% of potential award).

Our executive officers that lead our two business units (our SVP and General Manager, Colocation, Network and Managed Services and our SVP and General Manager, Cloud) are focused on these three corporate financial targets in addition to financial targets of their individual business units, and will earn an award only if the minimum threshold level for corporate adjusted EBITDA and 95% of the individual’s business unit adjusted EBITDA are achieved. An award earned under the 2017 STIP by either of these two individuals will be based on the following allocation:
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revenue, adjusted EBITDA and free cash flow for the company in accordance with the allocations outlined above (50% of potential award);

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financial targets of the particular business unit in accordance with the following allocations (50% of potential award):

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revenue of the particular business unit (20% of potential award related to business unit performance);

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adjusted EBITDA of the particular business unit (50% of potential award related to business unit performance);

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free cash flow of the particular business unit (20% of potential award related to business unit performance) and

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discretionary (10% of potential award related to personal performance).

We believe that the structure of our 2017 STIP appropriately align the interests of our executive officers with those of our stockholders for 2017. The Compensation Committee and the Board will continue to consider the needs of our Company in designing and implementing our cash compensation programs.
Long-Term Equity Incentive Compensation
We grant long-term equity incentive compensation annually under our 2014 Stock Incentive Plan (the “2014 Stock Plan”), which our stockholders approved at the 2014 annual meeting of stockholders.
Equity Grant Practices. Our Compensation Committee administers our 2014 Stock Plan and approves the amount of and terms applicable to grants and awards to executive officers, other than grants and awards to our Chief Executive Officer, which our full Board approves. In addition to annual grants, the Compensation Committee may approve special grants or awards to executive officers, such as a grant or award to a new hire or for a promotion.
Our Compensation Committee annually reviews long-term equity incentive levels for all executive officers in light of long-term strategic and performance objectives and each executive officer’s role within our company and current and anticipated contributions to our future performance. In determining the aggregate value of grants for an individual, the Compensation Committee considers the individual’s position, responsibilities, tenure, personal and business unit performance and internal peer equity, as well as the competitive market data provided by CSI. Our Chief Executive Officer provides input to these decisions, except in the case of his own compensation.
It has been the Compensation Committee’s practice to approve annual grants at its regularly-scheduled meetings in February. The Compensation Committee expects to continue this practice in future years and will attempt to schedule regular meetings to accommodate this practice.
In 2016, our annual long-term equity compensation program consisted of both stock options (60% of total grant) and restricted stock (40% of total grant). The Compensation Committee and Board elected to use stock options to encourage our named executive officers to focus on measures designed to increase long-term stockholder value. Restricted stock was granted to align the interests of our executive officers with our stockholders and encourage retention over a longer period of time.

Stock Options. The option exercise price of a grant is the fair market value of our common stock on the grant date, which is the closing price reported on Nasdaq on that date. Stock options generally vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
Restricted Stock. Restrictions on restricted stock generally lapse in equal annual installments beginning on the first anniversary of the grant date.
The Compensation Committee has discretion to change the allocation of future equity awards for individuals and/or named executive officers as a group.
For 2016, mindful of our obligation to use equity wisely and in light of the decreased price of our common stock in early 2016, we significantly reduced 2016 grant values for certain of our named executive officers. Mr. Aquino’s equity grant was negotiated as part of his overall compensation arrangement tied to his appointment as President and Chief Executive Officer. Named executive officers received the following equity awards in 2016 under our annual long-term incentive program:
Name	Number of Stock Options Granted in 2016	Number of Shares of Restricted Stock Granted in 2016
Peter D. Aquino	0	1,585,000
Robert M. Dennerlein	0	0
Michael A. Ruffolo	83,118	247,056
Kevin M. Dotts	102,857	34,605
Peter G. Bell	66,359	22,326
Satish Hemachandran	66,359	22,326
Steven A. Orchard	66,359	22,326

For the grant date fair values of the stock options and restricted stock, please see the Summary Compensation Table and the Grants of Plan-Based Awards Table below.
In 2016, certain of the stock options and shares of restricted stock granted above were forfeited by our named executive officers. In the case of Messrs. Ruffolo, Dotts, Hemachandran and Orchard, each individual forfeited the stock options and shares of restricted stock in 2016 disclosed below. Messrs. Aquino, Dennerlein and Bell did not forfeit any stock options or shares of restricted stock in 2016.
Name	Number of Stock Options Forfeited in 2016	Number of Shares of Restricted Stock Forfeited in 2016
Michael A. Ruffolo	83,118	247,056
Kevin M. Dotts	77,142	25,953
Satish Hemachandran	49,769	16,744
Steven A. Orchard	49,769	16,745
Clawback Policy. We have a robust clawback policy that allows us to “clawback” compensation paid to any employee (including any named executive officer) who has engaged in fraud or intentional misconduct in the event of a financial statement restatement.
Mr. Aquino’s Sign-On Awards
As a material inducement to Mr. Aquino entering into employment with the Company, Mr. Aquino received 1,585,000 restricted shares of the Company’s common stock. This award was unanimously approved by the Compensation Committee Board as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4).
A portion of the shares of restricted stock are subject to time-based vesting, a portion are subject to performance-based vesting based on the Company achieving specified stock price targets and a portion are subject to vesting based on both the Company achieving specified performance targets based on the Company’s stock price and time-based vesting following the Company’s achievement of those performance targets. The terms of the awards are summarized below:

Performance Awards
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200,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $5.00 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire.

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250,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $7.50 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire.

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250,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $10.00 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire.

Time-Based Awards
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100,000 restricted shares will vest on the first anniversary of the date of the award if Mr. Aquino is still employed by us on that date.

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100,000 restricted shares will vest on the second anniversary of the date of the award if Mr. Aquino is still employed by us on that date.

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100,000 restricted shares will vest on the third anniversary of the date of the award if Mr. Aquino is still employed by us on that date.

Hybrid Awards
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350,000 restricted shares will be earned when our common stock trades with a closing price of more than $5.00 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire. If this target is achieved, then 1/3 of the award will vest annually from the date the target was achieved.

•
235,000 restricted shares will be earned when our common stock trades with a closing price of more than $7.50 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire. If this target is achieved, then 1/3 of the award will vest annually from the date the target was achieved.

2016 Senior Vice President Retention Program
In 2016, we believed it was critical to retain our executive leadership, including several of our executive officers, to lead the transformation of our business into two business units and drive growth. Given the importance of these individuals to our business and the reduced value of existing long-term incentive compensation awards, our Board approved a one-time retention program for senior vice presidents.
This program consisted of separate awards of cash and grants of restricted stock in the total amount of one times the participant’s 2016 incentive plan target (ranging from 50% to 65% of the executive officer’s base salary). The cash portion represented 50% of the total retention incentive, with 50% being paid on September 30, 2016 and 50% being paid on December 31, 2016. The remaining 50% of the retention incentive was in the form of restricted stock, which vested in three tranches: 30% vested on August 30, 2016; 30% vested on February 28, 2017, and 40% vested on August 30, 2017. The cash payments under the retention program were in addition to any payments a participant might have received from his ongoing participation in a 2016 incentive compensation plan, as applicable. The restricted stock grants are in addition to any other grants made under the terms of the Company’s annual long-term incentive program in 2016.

Named executive officers received the following amounts under the 2016 Senior Vice President Retention Program:
Name	Value of Restricted Stock ($)	Shares of Restricted Stock (#)	Cash ($)
Kevin M. Dotts	$109,023	38,661	$109,023
Peter G. Bell	$62,500	22,163	$62,500
Satish Hemachandran	$62,500	22,163	$62,500
Steven A. Orchard	$70,889	25,138	$70,889
Mr. Ruffolo, our former Chief Executive Officer did not participate in this program. Messrs. Aquino and Dennerlein were not employed when this program was initiated and accordingly did not participate.
Stock Ownership Guidelines
Our executive officers and non-employee directors have been subject to robust stock ownership guidelines since 2010, which help align their interests with those of our stockholders. These individuals are required to beneficially own a number of shares of company common stock having a value equal to or greater than the following thresholds:
Individual	Multiple
Chief Executive Officer	6.0x base salary
Chief Financial Officer	3.0x base salary
All Other Senior Vice Presidents	2.0x base salary
Non-Employee Directors	5.0x annual retainer
The guidelines require the listed individuals to retain 100% of the shares granted to them by the company (net of applicable taxes) until the guidelines are achieved. Unrestricted stock held by the individual, including shares purchased on the open market, shares acquired upon exercise of stock options and shares granted by us that have vested, as well as restricted stock still subject to time-based vesting (which are credited toward the guidelines on a pre-tax basis) are credited toward the satisfaction of the ownership guidelines. Unexercised stock options, whether vested or unvested, are not credited toward the satisfaction of the ownership guidelines.
The Board routinely reviews the stock ownership guidelines and may make adjustments to ensure that the interests of executive officers are aligned with our stockholders.
Perquisites Policy
It is our current policy to not provide perquisites to our executive officers. We have, from time, offered certain benefits to Mr. Ruffolo in connection with his travel to our corporate headquarters and have provided Mr. Aquino with similar benefits as well. We provide named executive officers with the same benefits available to all of our salaried employees, including (a) a choice of medical, dental and vision plans; (b) basic and voluntary life insurance; (c) short-term disability, long-term disability and long-term care insurance; and (d) participation in our 401(k) plan, including discretionary Company-matching contributions.
Limitations on the Deductibility of Executive Compensation
Generally, compensation payments in excess of   $1 million to the Chief Executive Officer or the other three most highly compensated executive officers (other than the Chief Financial Officer) are subject to a limitation on deductibility by us under Section 162(m) of the Internal Revenue Code of 1986, as amended, with certain exceptions for qualified “performance-based” compensation. While the Compensation Committee has established procedures to help maximize tax deductibility, the Compensation Committee believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. We may pay compensation in future years that does not qualify as performance-based compensation. Because we have available net operating losses, however, we expect the impact of any non-deductibility to be negligible.
Employment and Separation Arrangements with the Named Executive Officers
Employment and Separation Arrangements with Michael Ruffolo
In 2015, we entered into arrangements with Mr. Ruffolo to be our Chief Executive Officer. Mr. Ruffolo’s offer letter provided him, among other things, a base salary of  $675,000 and an annual incentive bonus based upon criteria established by our Board, with a target level of 100% of base salary and a maximum level of 200% of base salary. The terms of Mr. Ruffolo’s employment were set through comprehensive negotiations with him prior to his employment and were influenced by market levels for his position as well as his experience and professional achievements.
Mr. Ruffolo further entered into an employment security agreement with the Company on May 11, 2015. Upon a qualifying termination during a protection period, Mr. Ruffolo would receive severance equal to the sum of two and one-half times his then-current base salary plus two and one-half times the maximum bonus for him under the applicable bonus plan established by the Board for the year in which the termination occurs. Mr. Ruffolo’s employment security agreement did not require us to pay any tax gross-up for the payment of 280G excise taxes.
Mr. Ruffolo resigned on September 13, 2016. Pursuant to his resignation, he was entitled to receive the benefits provided in the above mentioned offer letter and the employment security agreement. Mr. Ruffolo’s severance agreement provided that he would receive $56,250 per month for twelve months, for a total of  $675,000. The payments will commence in 2017 and, as a result, are not reflected in the Summary Compensation Table below. In connection with his resignation, Mr. Ruffolo forfeited all of his outstanding equity awards.
Arrangements with Kevin M. Dotts
On December 19, 2016, the Company and Mr. Dotts entered into a general release and separation agreement, pursuant to which he resigned from all roles at the Company effective December 1, 2016. Under the agreement, Mr. Dotts is entitled to payments as set forth under his employment security agreement. Mr. Dotts is entitled to the sum of  $335,457, payable in equal installments over the 12-month period following his termination of employment. Under the Company Senior Vice President Retention Program, Mr. Dotts was paid $54,512 and 27,062 restricted stock units were vested and settled as of his termination.
A portion of Mr. Dotts’ equity-based compensation awards, which had not been vested upon his termination date, was accelerated as follows: (1) 25,715 unvested stock options granted in 2016 and (2) 2,077, 3,708 and 8,652 unvested shares of restricted stock, each of which was granted in 2014, 2015 and 2016, respectively. The exercise period for the vested stock options was extended to December 1, 2017. During the consulting period from his termination date through February 28, 2017, Mr. Dotts received $27,955 for certain services provided to the Company, and the Company reimbursed Mr. Dotts all reasonable costs associated with the business-related use of a mobile telephone.
Arrangements with Satish Hemachandran
On December 15, 2016, the Company and Mr. Hemachandran entered into a general release and separation agreement, pursuant to which he resigned from all roles at the Company effective December 1, 2016. Under the agreement, Mr. Hemachandran is entitled to payments as set forth under his employment security agreement. Under the agreement, Mr. Hemachandran is entitled to the sum of $250,000 payable in equal installments over the 12-month period following his termination of employment. Under the Company Senior Vice President Retention Program, Mr. Hemachandran was paid $31,250 and 15,514 restricted stock units were vested and settled as of his termination.
A portion of Mr. Hemachandran’s equity-based compensation awards, which had not been vested upon his termination date, was accelerated as follows: (1) 16,590 unvested stock options granted in 2016 and (2) 2,500, 1,875 and 5,582 unvested shares of restricted stock, each of which was granted in 2014, 2015 and 2016, respectively. The exercise period for the vested stock options was extended to December 1, 2017. During the consulting period from his termination date through February 28, 2017, Mr. Hemachandran received $20,833 for certain services provided to the Company, and the Company reimbursed Mr. Hemachandran all reasonable costs associated with the business-related use of a mobile telephone.
Arrangement with Steven A. Orchard
On December 21, 2016, the Company and Mr. Orchard entered into a general release and separation agreement, pursuant to which he resigned from all roles at the Company effective December 1, 2016. Under the agreement, Mr. Orchard is entitled to payments as set forth under his employment security agreement. Under the agreement, Mr. Orchard is entitled to the sum of $283,557 payable in equal installments over the 12-month period following his termination of employment. Under the Company Senior Vice President Retention Program, Mr. Orchard was paid $35,445 and 17,596 restricted stock units were vested and settled as of his termination.
A portion of Mr. Orchard’s equity-based compensation awards, which had not been vested upon his termination date, was accelerated as follows: (1) 16,590 unvested stock options granted in 2016 and (2) 1,388, 2,478 and 5,582 unvested shares restricted stock, each of which was granted in 2014, 2015 and 2016, respectively. The exercise period for the vested stock options was further extended to December 1, 2017. During the consulting period from his termination date through February 28, 2017,

Mr. Orchard received $26,000 for certain services, and the Company reimbursed Mr. Orchard all reasonable costs associated with the business-related use of a mobile telephone.
Employment Agreement with Peter D. Aquino
On September 12, 2016, the Company and Mr. Aquino entered into an employment agreement. Under the employment agreement, Mr. Aquino will serve as President and Chief Executive Officer of the Company for the three-year period from September 19, 2016 through September 18, 2019, unless terminated earlier. Mr. Aquino is entitled to an annual base salary of $505,000 and is eligible to receive a target cash bonus of 2016 and beyond of 100% of his base salary. If Mr. Aquino achieves performance goals, he will be able to obtain a maximum potential cash bonus of 200% of base salary, upon the recommendation of the Compensation Committee and the approval of the Board. Pursuant to the employment agreement, Mr. Aquino received a bonus of  $142,508 in the first quarter of 2017 for 2016 performance. Mr. Aquino further received a grant of an award of restricted stock with respect to 1,585,000 shares of common stock of the Company, as mentioned above.
The employment agreement also provides that if Mr. Aquino incurs a qualifying termination other than during a protection period, (which is as defined as a period beginning 120 days prior to a change of control event and ending 24 months after the change of control event), Mr. Aquino shall be entitled to (1) severance payment in equal monthly installments payable over a 12 month period; (2) payment of any earned and unpaid base salary as of termination of his employment; and (3) payment of any earned but unpaid other amounts due as of the termination of his employment. If Mr. Aquino is terminated before April 30, 2017, he will not be entitled to any specific severance pay.
Mr. Aquino is entitled to receive the benefits and perquisites we generally provide to our senior executives, including reimbursement for air travel and accommodations for business travel between Northern Virginia and Atlanta.
Employment Arrangements with Robert Dennerlein
Pursuant to the terms of an offer letter dated as of October 28, 2016 between the Company and Mr. Dennerlein, Mr. Dennerlein will receive (1) an annual base salary of  $275,000; (2) an annual cash incentive bonus based upon criteria established by the Company’s Board or Compensation Committee at a target level of 50% of base salary and a maximum level of 100% of base salary; (3) an annual restricted stock grant in a value equal to one times base salary, subject to three-year vesting, 50% of which shall be subject to time-based vesting and 50% of which shall be subject to performance-based vesting as determined by the Company’s Board or Compensation Committee; (4) upon termination following 90 days of employment by the Company, severance equal to 12 months of base salary and payment of the costs of COBRA coverage through the severance period, and (5) customary benefits including paid time off.
Potential Payments upon Termination or Change in Control
The tables below illustrate for Messrs. Aquino and Bell the amounts that they would receive under the applicable termination scenario. Messrs. Ruffolo, Dotts, Hemachandran and Orchard have been omitted because they received separation benefits as noted above and Mr. Dennerlein has been omitted because he would not receive any additional payments under any termination scenario.
Peter G. Bell
Benefit	Termination For Cause ($)	Termination Without Cause ($)	Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)
Severance payment	—	250,000	—	—	250,000
Bonus	—	62,500	—	—	312.500
Payment for Outstanding Equity Awards	—	94,100	—	—	94,100
Total	—	406,600	—	—	406,600

Peter D. Aquino
Benefit	Termination For Cause ($)	Termination Without Cause ($)	Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)	Termination following a Change in Control ($)
Severance payment	—	—	—	—	—
Bonus	—	—	—	—	—
Continued benefits	—	—	—	—
Outplacement	—	—	—	—
Life Insurance Payment	—	—	—	—	—
Payment for Outstanding Equity Awards	—	2,440,900	—	—	2,440,900
Total	—	2,440,900	—	—	2,440,900

In addition to the severance payment, Mr. Aquino would be entitled to any Accrued Obligation under Article III “Termination Benefit” under his Employment Agreement dated September 12, 2016. Accrued Obligations include payment of any earned and unpaid Base Salary as of Termination of Employment, and payment of any earned but unpaid other amounts due as of the Termination of Employment, including but not limited to, any unpaid, earned bonus pursuant to the Company’s short-term incentive plan as well as 401(k) matching dollars earned as of Termination of Employment pursuant to the terms of the 401(k) Savings Plan.

Summary Compensation Table
The following table presents information regarding compensation for our named executive officers for services rendered during 2016, 2015 and 2014.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Peter D. Aquino(6) President and Chief Executive Officer	2016	$135,961	$142,508	$1,201,800	$0	$0	$0	$1,480,269

Robert Dennerlein(6) Chief Executive Officer	2016	31,730	0	0	0	0	0	31,730

Michael A. Ruffolo(6) Former Chief Executive Officer and President	2016	519,230	0	166,236	193,272	0	112,837	991,575
	2015	428,365	500,000	2,826,000	995,160	434,589	86,603	5,270,717

Kevin M. Dotts(6) Former Chief Financial Officer	2016	314,813	174,437	146,532	80,465	0	43,147	759,394
	2015	332,826	0	178,784	205,261	0	780	717,651
	2014	323,132	0	131,781	265,921	122,871	754	844,459

Peter G. Bell Senior Vice President of Sales, INAP Cloud	2016	250,000	68,750	88,978	51,913	0	78,856	538,497
	2015	250,000	0	99,612	114,368	72,605	3,713	540,298
	2014	60,577	131,250	197,100	124,785	0	238	513,950

Satish Hemachandran(6) Former SVP and General Manager, Cloud and Hosting	2016	230,576	100,000	88,978	51,913	0	41,801	513,268
	2015	234,039	0	82,800	58,922	0	3,723	379,484

Steven A. Orchard(6) Former SVP and General Manager, Data Center and Network Services	2016	266,107	113,423	94,928	51,913	0	33,786	560,157
	2015	281,333	0	119,473	137,168	0	6,861	544,835
	2014	273,139	0	88,063	177,705	79,893	8,068	626,868

(1) Pursuant to the terms of his employment agreement, Mr. Aquino received a cash bonus of  $142,508 for 2016 performance that was paid in 2017.
(2) Represents the full grant date fair value of restricted stock awards granted in the years shown, calculated in accordance with FASB ASC Topic 718. We value restricted stock based on the closing market price of our common stock reported on Nasdaq on the various grant dates. For additional valuation assumptions, see Note 12 to our Consolidated Financial Statements for the fiscal year ended December 31, 2016, and Note 13 for the years ended December 31, 2015 and 2014. The values in this column may not correspond to the actual value that the named executive officer will realize at the time that the restricted stock vests.
(3) Represents the full grant date fair value of stock options granted in the years shown, calculated in accordance with FASB ASC Topic 718. We value stock options using the Black-Scholes model. For additional valuation assumptions, see Note 12 to our Consolidated Financial Statements for the fiscal year ended December 31, 2016, and Note 13 for the years ended December 31, 2015 and 2014. The values in this column may not correspond to the actual value that the named executive officer will realize at the time that the stock options vest.
(4) Represents amounts earned under our annual short-term incentive plans. No named executive officers earned incentive compensation under the 2016 STIP. The amounts reported for 2015 were earned under our 2015 Short-Term Incentive Plan and paid in March 2016 and the amounts reported for 2014 were earned under our 2014 Short-Term Incentive Plan and paid in March 2015.
(5) The compensation listed in this column for 2016 includes: (a) matching contributions under our 401(k) savings plan to each of the named executive officers as follows: $8,604 for Mr. Bell; $4,753 for Mr. Hemachandran and $5,528 for Mr. Orchard; (b) premiums on life insurance policies as follows: $337 for Mr. Ruffolo; $404 for Mr. Dotts; $397 for Mr. Hemachandran; and $404 for Mr. Orchard; (c) under the 2016 sales commissions plan, $70,252 for Mr. Bell; (d) severance benefits paid in 2016 that includes accelerated vesting of equity awards as follows: $42,744 for Mr. Dotts, $26,235 for Mr. Hemachandran and $27,854 for Mr. Orchard; and (e) consulting and related payments, $10,417 for Mr. Hemachandran.
(6) For information regarding the start or resignation dates, as applicable, of Messrs. Aquino, Dennerlein, Ruffolo, Dotts, Hemachandran and Orchard, see “Overview of Our Executive Compensation” in the Compensation Discussion and Analysis section of this proxy statement.

Grants of Plan-Based Awards
The following table provides information about plan-based awards granted to the named executive officers in 2016:
		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All Other Stock Awards (#)	All Other Option Awards (#)(2)	Exercise Price of Option Awards ($/Sh.)(3)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Peter D. Aquino
$5.00 RS(5)	9/19/2016				0	200,000	200,000				146,000
$7.50 RS(5)	9/19/2016				0	250,000	250,000				95,000
$10.00 RS(5)	9/19/2016				0	250,000	250,000				55,000
$5.00 Hybrid RS(6)	9/19/2016				0	350,000	350,000				255,500
$7.50 Hybrid RS(6)	9/19/2016				0	235,000	235,000				89,300
Time-Vested RS(7)	9/19/2016							300,000			561,000

Robert M. Dennerlein		—	—	—	—	—	—	—	—	—	—

Michael A. Ruffolo
Restricted Stock(8)	2/22/2016							83,118			116,236
Stock Options	2/22/2016								247,056	2.00	193,272
2016 STIP		337,500	675,000	1,350,000

Kevin Dotts
Restricted Stock(8)	2/22/2016							34,605			69,210
Stock Options	2/22/2016								102,857	2.00	80,465
Restricted Stock(9)	2/22/2016							38,661			77,322
2016 STIP		109,024	218,047	436,094

Peter G. Bell
Restricted Stock(8)	2/22/2016							22,326			44,652
Stock Options	2/22/2016								66,359	2.00	51,913
Restricted Stock(9)	2/22/2016							22,163			44,326
2016 Sales Incentive(10)		62,500	125,000	250,000

Satish Hemachandran
Restricted Stock(8)	2/22/2016							22,326			44,652
Stock Options	2/22/2016								66,359	2.00	51,913
Restricted Stock(9)	2/22/2016							22,163			44,326
2016 STIP		62,500	125,000	250,000

Steven Orchard
Restricted Stock(8)	2/22/2016							22,326			44,652
Stock Options	2/22/2016								66,359	2.00	51,913
Restricted Stock(9)	2/22/2016							25,138			50,276
2016 STIP		70,889	141,779	283,557

(1) Except as noted for Mr. Bell, amounts in these columns represent the threshold, target and maximum awards set for the 2016 STIP. Given that we did not achieve the corporate financial targets under the 2016 STIP, named executive officers did not receive an award under the 2016 STIP. Messrs. Aquino, Dennerlein and Bell did not participate in the 2016 STIP.
(2) We granted stock options under our 2014 Stock Plan to certain of our named executive officers. The stock options vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(3) The exercise price of stock options is equal to the closing price of our common stock reported on Nasdaq on the grant date.
(4) Represents the full grant date fair value of stock options and restricted stock granted in 2016, calculated in accordance with FASB ASC Topic 718. For valuation assumptions, see footnotes 1 and 2 to the Summary Compensation Table.
(5) In connection with the hire of Mr. Aquino, he was granted performance-based restricted stock. Of the awards reported, 200,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $5.00 for five business days, 250,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $7.50 for five business days and 250,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $10.00 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire.

(6) In connection with the hire of Mr. Aquino, he was granted performance-based restricted stock that will be earned based on meeting performance criteria and will vest 1/3 annually on each anniversary of meeting the applicable performance target. Of the awards reported, 350,000 restricted shares will be earned when our common stock trades with a closing price of more than $5.00 for five business days and 235,000 restricted shares will be earned when our common stock trades with a closing price of more than $7.50 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire.
(7) In connection with the hire of Mr. Aquino, he was granted time-based restricted stock. Of the awards reported, 100,000 restricted shares will vest on the first anniversary of the date of the award if Mr. Aquino is still employed by us on that date, 100,000 restricted shares will vest on the second anniversary of the date of the award if Mr. Aquino is still employed by us on that date and 100,000 restricted shares will vest on the third anniversary of the date of the award if Mr. Aquino is still employed by us on that date.
(8) We granted the restricted stock under our 2014 Stock Plan to certain of our named executive officers. The shares of restricted stock vest annually in four equal installments beginning on the first anniversary of the grant date, with the exception of the awards granted to Mr. Aquino, which are detailed above.
(9) We granted awards of restricted stock to certain of our named executive officers in connection with the 2016 Senior Vice President Retention Program. For more information, see “2016 Senior Vice President Retention Program” above.
(10) Mr. Bell did not participate in the 2016 STIP. Instead, Mr. Bell participated in a sales incentive arrangement based on bookings and churn targets. Mr. Bell received incentive compensation as reported in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End
The following table lists the outstanding stock options and restricted stock awards for each named executive officer as of December 31, 2016:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)
Peter D. Aquino	9/19/2016	—	—	$—	—	300,000(4)	$462,000	1,285,000(5)	$1,978,900

Michael A. Ruffolo(6)	—	—	—	—	—	—	—	—	—

Robert M. Dennerlein	—	—	—	—	—	—	—	—	—

Kevin M. Dotts(7)	2/22/2016	25,715		$2.00	12/01/2017
	2/20/2015	28,186		9.04	12/01/2017
	2/21/2014	56,887		7.93	12/01/2017
	2/22/2013	98,128		8.72	12/01/2017
	8/30/2012	70,000		7.11	12/01/2017

Peter G. Bell	2/22/2016		66,359	$2.00
	2/22/2016					22,326	$34,382
	2/22/2016					15,514	23,892
	2/20/2015	16,452	19,444	9.04	2/19/2025
	2/20/2015	27,083				8,264	12,727
	10/1/2014		22,917	6.57	9/30/2024
	10/1/2014					15,000	23,100

Satish Hemachandran(7)	2/22/2016	16,590		$2.00
	1/12/2015	9,167		8.28	12/01/2017
	9/29/2014	16,250
				6.84	12/01/2017

Steven A. Orchard(7)	2/22/2016	16,590		$2.00	12/01/2017
	2/20/2015	18,835		9.04	12/01/2017
	2/21/2014	38,016		7.93	12/01/2017
	2/22/2013	63,259		8.72	12/01/2017
	2/24/2012	40,561		7.77	12/01/2017
	2/25/2011	69,469		7.03	12/01/2017
	2/26/2010	58,905		5.03	12/01/2017
	7/14/2009	15,200		2.94	12/01/2017
	3/25/2009	24,800		2.54	12/01/2017

(1) All unexercisable options become exercisable on the vesting date. Stock options vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter.
(2) The shares of restricted stock vest annually in four equal installments beginning on the first anniversary of the grant date, with the exception of the awards granted to Mr. Aquino, which are detailed below.
(3) The dollar values are calculated using a per share stock price of  $1.54, the closing price of our common stock reported on Nasdaq on December 30, 2016.
(4) In connection with the hire of Mr. Aquino, he was granted time-based restricted stock. Of the awards reported, 100,000 restricted shares will vest on the first anniversary of the date of the award if Mr. Aquino is still employed by us on that date, 100,000 restricted shares will vest on the second anniversary of the date of the award if Mr. Aquino is still employed by us on that date and 100,000 restricted shares will vest on the third anniversary of the date of the award if Mr. Aquino is still employed by us on that date.
(5) In connection with the hire of Mr. Aquino, he was granted performance-based restricted stock. Of the awards reported, 200,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $5.00 for five business days, 250,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $7.50 for five business days and 250,000 restricted shares will be earned and vest when our common stock trades with a closing price of more than $10.00 for five business days. In addition, he was granted performance-based restricted stock that will be earned based on meeting performance criteria and will vest 1/3 annually on each anniversary of meeting the applicable performance target. Of the awards reported, 350,000 restricted shares will be earned when our common stock trades with a closing price of more than $5.00 for five business days and 235,000 restricted shares will be earned when our common stock trades with a closing price of more than $7.50 for five business days. The business days need not be consecutive and Mr. Aquino must achieve the trading price goal within three years of his date of hire. The awards are reported at target.
(6) Mr. Ruffolo forfeited all of his outstanding awards in connection with his separation from the Company.
(7) In connection with their respective separation from the Company, each of Messrs. Dotts, Hemachandran and Orchard forfeited certain of their outstanding stock options. The remaining stock options can be exercised until December 1, 2017 or will expire. Outstanding restricted stock either was forfeited or vested as the case may be.
Option Exercises and Stock Vested in 2016
The following table provides information with respect to option exercises and restricted stock that vested during 2016:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter D. Aquino	—	—	—	—
Robert M. Dennerlein	—	—	—	—
Michael A. Ruffolo	—	—	99,000	238,590
Kevin M. Dotts	—	—	87,198	140,999
Peter G. Bell	—	—	16,904	32,550
Satish Hemachandran	—	—	39,620	61,022
Steven A. Orchard	—	—	47,777	73,747

(1) The value realized on the vesting of restricted stock is equal to the number of shares of restricted stock vested multiplied by the closing price of our common stock on the vesting date.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on this review and discussion, recommends that the Compensation Discussion and Analysis be included in the proxy statement and filed with the SEC.
The Compensation Committee
Charles B. Coe, Chairman
Patricia L. Higgins
CERTAIN RELATIONSHIPS AND TRANSACTIONS
During the year ended December 31, 2016, we did not engage in any transactions, nor are any such transactions currently proposed, in which a related person had or will have a direct or indirect material interest.
As part of our Code of Conduct, available in the “Corporate Governance” section on the Investor Relations page of our website at www.internap.com, employees, officers and directors are expected to make business decisions and take actions based upon the best interests of our company and not based upon personal relationships or benefits.
The Nominations and Governance Committee reviews for approval all direct or indirect transactions or proposed transactions with any officer or director (or their family members) or any person in which any officer or director of our company has any interest. Our Nominations and Governance Committee Charter includes our policy concerning review of related person transactions. To identify any transactions with such related persons, each year we require our officers and directors to complete questionnaires identifying any transactions with the company in which the officer or director or their family members have an interest. Additionally, at the end of each fiscal quarter, certain employees, including all named executive officers, are required to confirm to us that they have not engaged in any transaction that would be required to be disclosed in our proxy statement.
The Nominations and Governance Committee will approve only those related person transactions that are in the best interests of the company and its stockholders (or not inconsistent with the best interests of the Company or its stockholders).
AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists of three directors who are independent under Nasdaq rules, the Exchange Act, and rules of the SEC, as applicable to audit committee members. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the integrity of the company’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent registered public accounting firm, the qualifications and independence of the registered public accounting firm, the annual independent audit of our financial statements and compliance with legal and regulatory requirements.
The Audit Committee is directly responsible in its capacity as a committee of the Board for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) the company’s independent registered public accounting firm. The company’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the company’s financial statements with generally accepted accounting principles and for auditing the effectiveness of the company’s internal control over financial reporting.
The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of the company’s independent registered public accounting firm and the integrity of the company’s financial statements and disclosures. These steps include: (a) reviewing the Audit Committee Charter; (b) reviewing the Code of Conduct; (c) maintaining a procedure to allow employees, stockholders and the public to report concerns regarding the company’s financial statements, internal controls and disclosures through the Ethics Hotline; and (d) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by the company’s independent registered public accounting firm.
As part of its supervisory duties, the Audit Committee reviewed the company’s audited financial statements for the fiscal year ended December 31, 2016 and discussed those financial statements with the company’s management, internal auditors and independent registered public accounting firm with and without management present. The Audit Committee also reviewed and discussed the following with the company’s management, the internal auditors and independent registered public accounting firm with and without management present:
•
accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;

•
revenue recognition;

•
goodwill and other intangible assets;

•
property and equipment;

•
exit activities and restructuring;

•
income taxes;

•
stock-based compensation;

•
capitalized software costs; and

•
system of internal control.

The Audit Committee has discussed with the company’s independent registered public accounting firm the results of the independent registered public accounting firm’s examinations and the judgments of the independent registered public accounting firm concerning the quality, as well as the acceptability, of the company’s accounting principles and such other matters that it is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the rules of the Public Company

Accounting Oversight Board (“PCAOB”). The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the PCAOB in Audit Standard AS 1301. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence rules and has discussed their independence from the company and the company’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent registered public accounting firm during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2016 be included in the company’s Annual Report on Form 10-K for the year then ended that was filed with the SEC.
Audit Committee
Gary M. Pfeiffer, Chairman
Daniel C. Stanzione
Debora J. Wilson

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 31, 2017 our Audit Committee appointed BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.In March 2017, the Audit Committee has determined that it would be appropriate and in the best interest of the company to make a change in its independent registered public accounting firm for the fiscal year 2017. Previous to the appointment of BDO USA, LLP, PricewaterhouseCoopers LLP audited our financial statements since our formation in 1996.
Stockholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain this firm. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. A representative of PricewaterhouseCoopers LLP will not be present at the annual meeting, but a representative of BDO USA, LLP will be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Independent Auditor’s Fees
The following table shows the aggregate fees for professional services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2016 and 2015:
	2016	2015
Audit Fees(1)	$1,789,007	$1,303,641
Tax Fees(2)	25,000	55,000
All Other Fees(3)	5,509	3,169
Total	$1,819,516	$1,361,810

(1) Fees related to the audit of our annual financial statements, including the audit of the effectiveness of internal control over financial reporting, reviews of the quarterly financial statements filed on Forms 10-Q and international statutory filings.
(2) Fees related to services performed in conjunction with other professional services, such as transfer pricing.
(3) Fees related to other services for iXBRL and information technology threats and safeguards.
Approval of Audit and Permissible Non-Audit Services
Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee will not approve any services that are not permitted by SEC rules.
The Audit Committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.
Your Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of
BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2017.

PROPOSAL 3
ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION
We are asking stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers. The say-on-pay vote is advisory and, therefore, not binding on us. Our Board and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program. The say-on-pay vote is required pursuant to Section 14A of the Exchange. In 2011, our stockholders voted on an advisory basis to hold say-on-pay votes annually. Based on those results, the Board adopted a policy of providing a say-on-pay vote each year. Pursuant to proposal 4, we are submitting to our stockholders this year the frequency of the say-on-pay votes.
Rationale and Scope of Proposal
As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:
•
attract and retain talented executive officers who will lead our company and achieve and inspire superior performance;

•
provide incentives for achieving specific near-term business unit and corporate goals and reward the attainment of those goals at pre-established levels;

•
provide incentives for achieving longer-term financial goals and reward attaining those goals; and

•
align the interests of executive officers with those of the stockholders through incentives based on increasing stockholder value.

The executive compensation program achieves these objectives, in part, by:
•
balancing fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives);

•
rewarding annual performance while maintaining emphasis on longer-term objectives; and

•
blending cash, non-cash, short- and long-term compensation components and current and future compensation components.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives. We also encourage stockholders to read the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.
Recommendation of the Board
In accordance with the rules of the SEC, and as a matter of good corporate governance, we ask stockholders to approve the following advisory resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the proxy statement for our 2017 Annual Meeting of Stockholders.
Voting
This Proposal is non-binding on us and our Board. Marking the proxy card “For” indicates support; marking the proxy card “Against” indicates lack of support. You may abstain by marking the “Abstain” box on the proxy card.
Your Board of Directors unanimously recommends that you vote FOR approval of the advisory resolution approving executive compensation.

PROPOSAL 4
Advisory Vote on the Frequency of Advisory Votes on Executive Compensation
As required by Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote on the frequency with which stockholders will be offered the opportunity to cast future advisory votes on the compensation of its named executive officers. Stockholders may choose from the following alternatives: 1 Year, 2 Years, 3 Years, or to abstain from voting on this proposal. At our 2011 annual meeting of stockholders, we submitted this opportunity to our stockholders and they expressed a preference for annual say-on-pay votes.
After careful consideration, the Board recommends annual (“1 Year”) advisory votes on the compensation of the Company’s executives. It continues to believe that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area, and will confirm the Company’s commitment to frequent and transparent communications with investors.
Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, stockholders have four choices with respect to this proposal: “1 Year”, “2 Years”, “3 Years”, or “Abstain”. For the reasons discussed above, we are asking our stockholders to vote for a frequency of  “1 Year” when voting on this proposal.
While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal, the vote is not binding on the Company or the Board and is advisory in nature.
Your Board of Directors unanimously recommends that you vote 1 Year on the advisory vote on the frequency of advisory vote on executive compensation.

PROPOSAL 5
APPROVAL OF THE INTERNAP CORPORATION 2017 STOCK INCENTIVE PLAN
Introduction
We are asking for our stockholders to approve the Internap Corporation 2017 Stock Incentive Plan (the “2017 Plan”). The Board approved the 2017 Plan on April 14, 2017. The 2017 Plan is set forth in Annex A to this proxy statement and incorporated by reference herein.
Overview of the 2017 Plan
The Board recommends that stockholders approve the 2017 Plan in order to attract, retain and compensate our employees and directors and align the interests of our stockholders with management. Our Board and Compensation Committee considered whether to adopt a new equity plan or to amend the Internap Network Services Corporation 2014 Stock Incentive Plan (the “Prior Plan”). The Prior Plan has approximately 1,500,000 shares available for issuance. The Compensation Committee determined that no longer issuing awards under the Prior Plan and creating a new equity plan with 4,500,000 shares to meet future requirements would result in a net increase of 3,000,000 shares available for awards. After discussion, the Board and Compensation Committee believe that adopting a new plan, rather than amending the Prior Plan would provide for a new framework that is aligned with the current status and outlook of the Company’s management and Board.
The most significant changes contained in the 2017 Plan compared to the Prior Plan include:
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Only Full Value Shares Available for Grant. Under the 2017 Plan, only full value shares in the form of restricted stock and restricted stock units (“RSUs”) will be available for grant. The 2017 Plan does not provide for the grant of stock options or stock appreciation rights. All outstanding options under the Prior Plan will be honored, but no additional awards will be granted under the Prior Plan.

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Limit on Director Compensation. To encourage responsible compensation practices, the 2017 Plan places a limit on director compensation. Unless otherwise determined by the disinterested members of the Board, director compensation of each director would be capped at $500,000 (the dollar amount of cash and the grant date value of stock awards) in any fiscal year.

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Increased Number of Potential Performance Measures. To provide additional flexibility and promote our pay for performance practices, the 2017 Plan expands on the potential number of performance measures to use in respect of performance-based compensation.

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New Share Pool. 4,500,000 shares will be authorized under the 2017 Plan. The Board and Compensation Committee believe that this number of shares will provide for an adequate number of shares to grant in the next 2-4 years.

If the 2017 Plan is not adopted, we could continue to grant awards (other than full value awards) under the Prior Plan as adopted by our stockholders at the 2014 annual meeting of stockholders. However, if the 2017 Plan is not approved, we would have fewer awards to grant to employees and directors, directors would be subject to higher compensation limitations and we would have fewer performance measures to use in our compensation program. Accordingly, our Board recommends the approval of the 2017 Plan.
The 2017 Plan Includes Features Designed to Protect Stockholder Interests
The 2017 Plan includes a number of provisions that we believe promote best compensation and governance practices, similar to the Prior Plan. These provisions include, but are not limited to, the following:
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Reasonable Share Counting Provisions. In general, when awards granted under the 2017 Plan are forfeited or canceled, the shares reserved for those awards would be returned to the share reserve and be available for future awards. However, shares of common stock that are withheld via the payment of tax withholding obligations in connection with any award would not be returned to the share reserve.

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Minimum Vesting Requirements. The minimum vesting period over which awards under the 2017 Plan shall vest is one year from the date the award is granted. The Compensation Committee may grant awards for an aggregate number of shares not to exceed 5% of the total number of shares available for issuance under the 2017 Plan that have no vesting period or a vesting period which lapses in full prior to a participant’s completion of less than one year of service following the grant date.

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No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2017 Plan could be automatically replenished.

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Continued Broad-Based Eligibility for Equity Awards. The 2017 Plan would continue to permit us to grant equity awards to a significant number of our employees, as we have in the past. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

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No Automatic Grants. The 2017 Plan would not provide for automatic grants to any participant.

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No Tax Gross-Ups. The 2017 Plan would not provide for any tax gross-ups.

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Clawback Policies. Unless otherwise determined by the Compensation Committee, all awards under the 2017 Plan would be subject to any “clawback” or similar policies relating to the recovery of compensation that we may adopt from time to time, or that may be required by any applicable law or stock exchange listing requirement.

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Stockholder Approval for Material Amendments. All material amendments to the 2017 Plan must be approved by our stockholders.

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Administered by Independent Committee. The 2017 Plan would be administered by our Compensation Committee, which is composed entirely of independent directors.

Determination of the Number of Shares Reserved for Issuance under the 2017 Plan
The Compensation Committee has determined that 4,500,000 shares of common stock would be reserved for issuance under the 2017 Plan. On a net basis, approximately 3,000,000 new shares will be authorized, as this number of reserved shares includes all shares not covered by an existing award under the Prior Plan; no further awards under the Prior Plan will be granted once the 2017 Plan is approved.
In assessing the number of shares to be authorized for issuance under the 2017 Plan, the Compensation Committee considered, among other things, our compensation philosophy and practices, our anticipated compensation needs, our historic burn rate, overhang and dilution and the publicly-available positions of certain stockholder advisory firms and institutional investors. The Compensation Committee’s independent compensation consultant, Compensation Strategies, Inc., also assisted in this analysis.
The share authorization request under the 2017 Plan is a conservative request which we believe is designed to manage our equity compensation needs in light of our new management and desire toward granting full value shares rather than options. Upon stockholder approval of the 2017 Plan, our dilution would be approximately 8.6% based on 89,761,000 fully-diluted shares outstanding. Our 3-year burn rate has varied between approximately 3.9% to 6.5% and the 3-year historical burn rate average has been approximately 5.0%.
The Board believes that the dilutive effect of our equity compensation generally has been low, relative to our industry and peer group. If the 2017 Plan is approved, it will increase dilution, but the Board believes that the dilutive effect of the 2017 Plan is reasonable and customary within our industry, especially in light of the importance of equity compensation in attracting and retaining talent in the information technology industry. In addition, the Board believes that the dilutive effect under the 2017 Plan may be less than under the Prior Plan given current compensation practices, because a fewer number of full value shares will be granted rather than a larger number of options.
We believe our current compensation practices are consistent with those in our industry. In our industry, it is especially important to offer equity compensation to maintain a competitive compensation program. Consequently, despite compensation practices that are generally consistent with our industry, our share usage rate may be somewhat higher in comparison with certain industry levels and peer groups. The Board believes that our share usage rate is reasonable in light of our compensation strategy and strategic objective.
Summary of Material Terms of the 2017 Plan
The following discussion summarizes the material terms of the 2017 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2017 Plan, a copy of which is attached hereto as Annex A.
Administration
The 2017 Plan would be administered by our Compensation Committee, which is composed entirely of non-employee directors within the meaning of Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of the 2017 Plan, in its capacity as the 2017 Plan’s administrator, the

Compensation Committee would be authorized to do all things that it determines to be necessary or appropriate in connection with the administration of the 2017 Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the 2017 Plan and awards granted under the 2017 Plan would be final and binding on all participants and other persons holding or claiming rights under the 2017 Plan or an award under the 2017 Plan. The Compensation Committee may authorize a delegate to make grants under the 2017 Plan to any participants other than insiders and covered employees. Furthermore, the Compensation Committee as a condition to making any grant under the 2017 Plan shall have the right to require the employee or director to execute an agreement which makes the employee or director subject to non-competition provisions and other restrictive covenants or conditions which run in favor of the Company.
Participants
Any person who is a current employee of our Company or of a subsidiary, parent or affiliate of our Company would be eligible to receive an award under the 2017 Plan. In addition, non-employee directors would be eligible to receive an award under the 2017 Plan. As of March 31, 2017, if the 2017 Plan were in place, approximately 700 employees and six non-employee directors would be eligible to participate in the 2017 Plan.
Shares Subject to the 2017 Plan and to Awards
Subject to changes in our capitalization, the aggregate number of shares of our common stock available for issuance for all awards under the 2017 Plan would not exceed 4,500,000 shares. The shares issued pursuant to awards granted under the 2017 Plan may be shares that are authorized and unissued or issued shares that were reacquired by us, including shares purchased in the open market. No employee or director in any calendar year shall be granted awards with respect to more than 1,400,000 shares of our common stock.
Shares subject to an award under the 2017 Plan could not again be made available for issuance under the 2017 Plan if such shares were shares delivered or withheld by us to pay the withholding taxes related to an award. Shares subject to awards that have been canceled, forfeited or otherwise not issued under an award and shares subject to awards settled in cash would not count as shares issued under the 2017 Plan and not count against the 4,500,000 limit.
If the 2017 Plan is approved, the Compensation Committee would no longer grant any awards under the Prior Plan. Any outstanding awards would be settled or exercised in accordance with the terms of the awards and the Prior Plan.
Director Compensation Limits
The 2017 Plan contains limits on the amount of compensation awarded to non-employee directors. Under the 2017 Plan, a non-employee director may receive no more than $500,000 in total value any fiscal year. For purposes of the $500,000 cap, director fees paid in cash and the grant date fair value of stock awards awarded to the director are counted against the limit. The Board may award additional compensation to a director in the event that the circumstances warrant, provided that the director whose compensation would exceed the limit must recuse himself or herself from such approval.
Restricted Stock and RSUs
Restricted stock awards are designed to result in the issuance of common stock. Under the 2017 Plan, the grant, issuance and vesting of restricted stock would be subject to conditions (including continued employment or performance conditions) that the Compensation Committee deems appropriate. RSU awards under the 2017 Plan may be settled in either cash or stock, in the Compensation Committee’s discretion.
The minimum vesting period over which awards under the 2017 Plan shall vest is one year from the date the award is granted. The Compensation Committee may grant awards for an aggregate number of shares not to exceed 5% of the total number of shares available for issuance under the 2017 Plan that have no vesting period or a vesting period which lapses in full prior to a participant’s completion of less than one year of service following the grant date.
Except as otherwise set forth in a stock grant certificate, when a participant becomes the holder of record of stock issued as a restricted stock award, the participant would have all voting, dividend and dividend equivalent, liquidation rights and other rights with respect to such shares of stock during the restricted period. When granting a restricted stock award, the Compensation Committee shall provide that any cash dividends paid with respect to the award will be reinvested into additional stock, subject to deferral and contingent payment based on the participant’s achievement of any performance objectives, time vesting or other conditions that the Compensation Committee may establish with respect to the restricted stock award.

Participants would not have voting rights with respect to shares underlying RSUs unless and until the participant becomes the record owner of such shares. Participants would be entitled to receive dividends or dividend equivalents with respect to shares underlying RSUs only to the extent provided by the Compensation Committee.
In the Compensation Committee’s discretion, a stock grant certificate evidencing a restricted stock award may provide for the vesting and settlement of restricted stock after a participant’s death, disability, retirement or other termination of employment.
Option Awards and Stock Appreciation Rights are Not Available for Grant
Under the 2017 Plan, stock options and stock appreciation rights are not authorized and cannot be granted. Any outstanding stock options or stock appreciation rights under the Prior Plan will be administered in accordance with the Prior Plan.
Performance Goals
The 2017 Plan would permit the Compensation Committee to establish performance goals related to any award. In addition, the Compensation Committee may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code would be based on one or more performance goals (described below) selected by the Compensation Committee and specified at the time of grant. Unless otherwise determined by the Compensation Committee, awards to covered employees will be designed to comply with the performance-based exception from the deductibility limitations as set forth in Code Section 162(m). A performance goal may be set in any manner by the Compensation Committee, including basing achievement on an absolute or relative basis in relation to peer groups or indexes. The Compensation Committee would certify the extent to which any qualifying performance criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.
For purposes of the 2017 Plan, the term “performance goal” would mean any one or more performance-based goals that relate to the company’s: (1) cash flow or free cash flow; (2) cash flow from operations; (3) total or consolidated earnings; (4) earnings per share, diluted or basic; (5) earnings per share from continuing operations, diluted or basic; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation, and amortization; (8) net asset turnover; (9) inventory turnover; (10) capital expenditures; (11) net earnings; (12) operating earnings; (13) gross, operating, or net profit margin; (14) debt; (15) working capital; (16) return on equity; (17) return on net assets; (18) return on total assets; (19) return on capital; (20) return on investment; (21) return on sales; (22) net or gross revenue; (23) market share; (24) economic value added; (25) cost of capital; (26) change in assets; (27) debt reduction; (28) productivity; (29) delivery performance; (30) safety record; (31) stock price; (32) total stockholder return; (33) return over capital costs; (34) expenses or reduction of expenses; (35) overhead ratios; (36) expense-to-sales ratios; (37) customer satisfaction; (38) product development; (39) bookings of sales; (40) customer attrition rate or addition of new customers; or (41) accounts receivable.
The Compensation Committee may provide in any performance-based award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to covered employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
Amendment and Termination
Our Board of Directors or the Compensation Committee would be permitted to amend the 2017 Plan to the extent that the Board or Compensation Committee deems necessary or appropriate, and either the Board or the Compensation Committee could suspend the making of grants under the 2017 Plan or terminate the 2017 Plan at any time. Neither the Board nor the Compensation Committee could amend the 2017 Plan on or after the effective date of a change in control, to the extent that the amendment might adversely affect any rights which would otherwise vest on the effective date of the change in control. Similarly, neither the Board nor the Compensation Committee could unilaterally modify, amend or cancel any award previously granted without the consent of the holder of such award or unless there is a dissolution or liquidation or a similar transaction involving the company. Without the approval of our stockholders, neither the Board nor the Compensation Committee would be permitted to amend the 2017 Plan to take any action that would be considered a repricing of any award.
Change in Control
In the event of a change in control, any surviving or acquiring corporation would be required to assume any outstanding award under the 2017 Plan or substitute similar awards. If the surviving or acquiring corporation does not assume outstanding awards or substitute similar awards, then subject to the change in control occurring, all outstanding stock awards of participants whose employment with our company has not terminated would be accelerated in full before the effective time of the change in control; provided, that (a) if any issuance or forfeiture condition described in an award relates to satisfying any performance goal, and there is a target for the performance goal, such issuance or forfeiture condition would be deemed satisfied only to the extent of the target, unless the target has been exceeded before the effective time of the change in control, in which case the performance goal will be deemed to be satisfied to extent of actual performance, (b) a change in control would affect a RSU which is subject to Section 409A of the Code only if the change in control also constitutes a change in the ownership or effective control of our company or in the ownership of a substantial portion of our assets within the meaning of Section 409A.
A change in control means, generally, (a) the acquisition by any person of 30% or more of the outstanding shares of common stock, (b) the current members of our Board, or their approved successors, cease to be a majority of the Board, (c) a reorganization, merger, consolidation or sale or disposition of substantially all of our assets, unless our stockholders control the resulting company, or (d) the approval by our stockholders of a complete liquidation or dissolution of our company.
Indemnity
Members of the Compensation Committee, and persons to whom the Compensation Committee has delegated authority or responsibility as permitted by the 2017 Plan, would not be personally liable for acts or omissions in connection with their administration and implementation of the 2017 Plan. We would indemnify, defend and hold harmless any such person for liabilities incurred in connection with such person’s or the Compensation Committee’s taking or failing to take any action under the 2017 Plan, including the exercise of discretion in the administration and implementation of the 2017 Plan. However, this indemnification obligation would not apply to the extent that it is adjudged that a person otherwise entitled to indemnification failed to act in good faith and in a manner reasonably believed to be in our best interests.
Adjustments
The 2017 Plan provides that the number, kind or class of shares of common stock reserved for issuance under the 2017 Plan, the grant caps, the number, kind or class of shares of common stock granted pursuant to restricted stock or stock-settled RSU awards under the 2017 Plan and the payment due under RSUs under the 2017 Plan, shall be adjusted by the Compensation Committee in a reasonable and equitable manner to reflect any change in our capitalization.
In the event there is a change in the number or kind of outstanding shares under the 2017 Plan as a result of a change of control, other merger, consolidation or otherwise, then the administrator would determine the appropriate and equitable adjustment to be effected. The Compensation Committee may also make adjustments in the terms and conditions of the awards (including the performance goals applicable to such stock awards) in recognition of an unusual or nonrecurring events impacting the Company. If proposal 7 contained in this proxy statement is approved, and the Board elects to implement a reverse stock split, appropriate adjustments to the 2017 Plan and any awards under the 2017 Plan, will be considered.
Stockholders would not be required to approve such adjustment unless approval is required under applicable law or Nasdaq rules.
Transferability
The 2017 Plan provides that unless the Compensation Committee determines otherwise, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution.
No Right to Company Employment
Nothing in the 2017 Plan or an award agreement would constitute a contract of employment or a right to continue to serve on the Board, and the 2017 Plan would not confer on an eligible employee or director any rights upon his or her termination of employment or service.

Deferral of Awards
In its discretion, the Compensation Committee could establish one or more programs to permit participants designated by the Compensation Committee to defer the receipt of consideration that would otherwise be issued on the vesting of restricted stock or RSUs. The Compensation Committee would be authorized to establish any election procedures, payment mechanisms or other terms, conditions, rules or procedures that it deems advisable for the administration of any such deferral program.
Compliance with Law
The 2017 Plan, the grant, issuance, vesting and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, would be subject to all applicable federal, state, local and foreign laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. We would not be required to register in a participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the administrator determines to be necessary or advisable. No shares would be issued and/or transferable under any award unless a registration statement with respect to the shares underlying the award is effective and current or we determine that such registration is unnecessary.
Effective Date and Termination of the 2017 Plan
If approved by our stockholders, our 2017 Plan will become effective immediately and will remain available for the grant of awards until June 21, 2027.
Federal Income Tax Treatment
The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and participants in the 2017 Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before disposing of any shares acquired under the 2017 Plan both with respect to federal income tax consequences as well as any state, local or foreign tax consequences.
Restricted Stock and RSUs. Grantees of restricted stock or RSUs do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives a restricted stock award, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.
Company Deduction and Section 162(m). We generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For our chief executive officer and for the individuals serving as officers who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by us to $1,000,000 per year for each such individual except to the extent that such compensation is “performance-based compensation.” The Compensation Committee may establish performance conditions and other terms with respect to restricted stock and RSUs in order to qualify such grants as performance-based compensation for purposes of Section 162(m).
Section 409A Compliance. The 2017 Plan is intended to comply with Section 409A of the Code (to the extent that it is subject to Section 409A), and is to be interpreted in compliance with Section 409A. Neither the company nor the Compensation Committee is required to take any action to prevent the assessment of any tax or penalty on a participant under Section 409A, and neither the company nor the Compensation Committee will have any liability to a participant for such a tax or penalty.

New Plan Benefits
The benefits that could be awarded or paid under the 2017 Plan would be determined in the discretion of the Compensation Committee. Because the Compensation Committee has not determined future awards or who might receive them, the benefits that could be awarded or paid under the 2017 Plan are not currently determinable.
Vote Required
To be approved, this Proposal 5 must receive the affirmative vote of a majority of the shares of our common stock cast at the annual meeting.
Your Board of Directors unanimously recommends that you vote FOR the Internap Corporation 2017 Stock Incentive Plan.

PROPOSAL 6
APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Summary
Over the past several fiscal years, the Company has used shares of its common stock to, among other things, compensate employees and third parties, engage in financings and for other general corporate purposes. The Board is recommending that the stockholders of the Company approve an amendment to the Company’s Amended Certificate of Incorporation to increase the number of shares of common stock available for issuance from 120,000,000 to 200,000,000. The amendment to the Company’s Restated Certificate of Incorporation is set forth as Annex B to this proxy statement.
The reason for the amendment to the Company’s Restated Certificate of Incorporation is to permit the Company to use the Company’s common stock for such purposes such as financings, compensation plans, business acquisitions and other general corporate purposes. The Board believes that having a sufficient number of authorized shares of our common stock allows the Company to engage in strategic activities without using the Company’s cash and provides flexibility to raise cash to carry out the Company’s overall strategy. This amendment to the Company’s Restated Certificate of Incorporation is intended to facilitate future financings, compensation plans, business acquisitions and other general corporate purposes from time to time as the Board may approve. Unless required by applicable law or stock exchange rules, no further vote of the holders of common stock will be required.
The additional shares of common stock for which authorization is sought would be identical to the shares of common stock the Company now has authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.
The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.
As of April 10, 2017, we had approximately 82,415,348 shares of common stock outstanding and the ability to issue approximately 37,584,652 shares. As of April 10, 2017, we had 0 shares of preferred stock outstanding and the ability to issue 20,000,000 shares.
Effect of Proposal 6 and Proposal 7
If the amendment to the Company’s Restated Certificate of Incorporation is approved by the stockholders at the annual meeting, the Certificate of Amendment set forth in Annex B will be filed with the Secretary of State of the State of Delaware to effect the amendment promptly after the annual meeting.
If proposal 6 is approved and proposal 7 is approved by the stockholders, then the Company will effectuate the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock before effecting the reverse stock split, if at all. This will have the effect of authorizing an additional 80,000,000 shares of common stock before any reverse stock split takes effect, with a proportionate decrease in the shares of authorized common stock as set forth in the ratio that the Board selects as set forth in proposal 7.
If proposal 6 is not approved by stockholders and proposal 7 is approved by stockholders, then the Company will not effectuate the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock before any reverse stock split, if at all. The number of shares of common stock will remain at 120,000,000 shares pursuant to the Restated Certificate of Incorporation before any reverse stock split takes effect, with a proportionate decrease in the shares of authorized common stock as set forth in the ratio that the Board selects as set forth in proposal 7.
If proposal 6 is approved by stockholders and proposal 7 is not approved by stockholders, then the Company will effectuate the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock and will not implement the reverse stock split. The number of authorized shares of common stock will be 200,000,000.

Required Vote to Approve the Increase in Number of Authorized Shares
Approval of the amendment to our Restated Certificate of Incorporation to increase the authorized shares of common stock requires an affirmative vote of holders of at least a majority of the votes to which all of the stockholders of the Company would be entitled to cast at the annual meeting. Under applicable Delaware law, abstentions are counted as shares present and entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal.
The Board recommends that stockholders vote FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL 7
APPROVAL OF A POTENTIAL AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND AUTHORIZE OUR BOARD OF DIRECTORS TO SELECT THE RATIO OF THE REVERSE STOCK SPLIT AS SET FORTH IN THE AMENDMENT
Background and Purpose of the Potential Reverse Stock Split
We intend for our common stock to remain attractive to investors that may have limitations on owning lower-priced stocks. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in lower-priced stocks or tend to discourage individual brokers from recommending lower-priced stocks to their customers or clients. In addition, some of those policies and practices may function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a lower average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. In addition, we believe that several of our peers trade at nominal prices which exceed the current trading price of our common stock and trading at similar nominal prices would be more beneficial to our stockholders and prospective stockholders. We believe that the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which is expected to enhance liquidity for the holders of our common stock.
We believe that approval of a number of alternative ratios of the reverse stock split as opposed to one specific ratio of the reverse stock split provides the Board with the flexibility to achieve the purposes of the reverse stock split.
Board Discretion to Implement the Reverse Stock Split
Approval of this proposal authorizes the Board to select among a range of reverse stock split ratios and to reduce the number of authorized shares of common stock and preferred stock in a proportionate ratio within the amendment to our Restated Certificate of Incorporation, which is set forth in Annex C to this proxy statement. The Board expects to implement the reverse stock split and reduction in the number of shares of authorized common stock and preferred stock only where the reverse stock split would be in the best interests of the Company and its stockholders.
Following stockholder approval, no further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If proposal 7 is approved by stockholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board and the proportionate decrease in the number of authorized shares of common stock and preferred stock). The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or its stockholders.
Risks Associated with the Reverse Stock Split
Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business and industry may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
Implementation of the reverse stock split would decrease the number of authorized shares of common stock and preferred stock available for issuance. As of the date of this proxy statement, we had no shares of preferred stock outstanding.
Impact of the Proposed Reverse Stock Split If Implemented
The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split could result in any of our stockholders receiving cash in lieu of a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split will be that:
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the number of issued and outstanding and treasury shares of our common stock and the number of authorized shares of our common stock will be reduced proportionately based on the final reverse stock split ratio of 1-for-4, 1-for-5, 1-for-6, 1-for-8, 1-for-10, 1-for-12, 1-for-15 or 1-for-20, as determined by the Board;

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the number of authorized shares of our preferred stock will be reduced proportionately based on the final reverse stock split ratio of 1-for-4, 1-for-5, 1-for-6, 1-for-8, 1-for-10, 1-for-12, 1-for-15 or 1-for-20, as determined by the Board;

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based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

•
the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

•
the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Authorized Shares of Common Stock and Preferred Stock; Proposal 6 and the Reverse Stock Split
When the Board elects to effect the reverse stock split, we will also reduce the number of authorized shares of our common stock and preferred stock under our Restated Certificate of Incorporation in proportion to the reverse stock split ratio. The Board would effect this reduction of authorized shares by filing the amendment to our Restated Certificate of Incorporation, which is set forth in Annex C to this proxy statement.
Under our Restated Certificate of Incorporation, our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.
If proposal 6 is approved by our stockholders, we will increase the authorized number of shares of common stock under our Restated Certificate of Incorporation by 80,000,000 to 200,000,000 shares of common stock. The reverse stock split, if implemented by the Board, would follow the increase in the number of authorized shares. The tables below show the number of authorized shares that would be available should either proposal 6 be approved by our stockholders or not approved by our stockholders and the Board elects to implement the reverse stock split.

As of April 10, 2017, we had approximately 82,415,348 shares of common stock outstanding and the ability to issue approximately 37,584,652 shares. As of April 10, 2017, we had 0 shares of preferred stock outstanding and the ability to issue 20,000,000 shares. The below table illustrates the approximate number of shares of common stock that would be outstanding and the number of shares of common stock that we would have the ability to issue based on the reverse stock split ratios as set forth in Annex C to this proxy statement:
Reverse stock split ratio	Number of outstanding shares of common stock	Number of authorized shares of common stock available for issuance after proportional reduction (No increase in authorized shares)*	Number of authorized shares of common stock available for issuance after proportional reduction (After increase in authorized shares)**
1-for-4	20,603,837	9,396,163	29,396,163
1-for-5	16,483,070	7,516,930	23,516,930
1-for-6	13,735,891	6,264,109	19,597,442
1-for-8	10,301,919	4,698,082	14,698,082
1-for-10	8,241,535	3,758,465	11,758,465
1-for-12	6,867,946	3,132,054	9,798,721
1-for-15	5,494,357	2,505,643	7,838,976
1-for-20	4,120,767	1,879,233	5,879,233

* The number of authorized shares represented in this column assume that proposal 6 is not approved by our stockholders.
** The number of authorized shares in this column assume that proposal 6 is approved by our stockholders.
The below table illustrates the total number of authorized shares of common stock and preferred stock under our Restated Certificate of Incorporation after the proportional reduction of such shares based on the reverse stock split ratios as set forth in Annex C to this proxy statement:
Reverse stock split ratio	Number of authorized shares of common stock after proportional reduction (No increase in authorized shares)*	Number of authorized shares of common stock after proportional reduction (After increase in authorized shares)**	Number of authorized shares of preferred stock after proportional reduction
1-for-4	30,000,000	50,000,000	5,000,000
1-for-5	24,000,000	40,000,000	4,000,000
1-for-6	20,000,000	33,333,333	3,333,333
1-for-8	15,000,000	25,000,000	2,500,000
1-for-10	12,000,000	20,000,000	2,000,000
1-for-12	10,000,000	16,666,667	1,666,667
1-for-15	8,000,000	13,333,333	1,333,333
1-for-20	6,000,000	10,000,000	1,000,000

* The number of authorized shares represented in this column assume that proposal 6 is not approved by our stockholders.
** The number of authorized shares in this column assume that proposal 6 is approved by our stockholders.
Except for the shares issuable from (i) the exercise or conversion of outstanding options and (ii) the number of shares deliverable upon settlement or vesting of outstanding equity awards, we do not currently have any plans, proposals or arrangements to issue any material number of our authorized but unissued shares of common stock. The issuance of any shares pursuant to the preceding sentence were all well within the number of shares authorized and available prior to the proposed reverse stock split.
As of the date of this proxy statement, we do not currently have any plans, proposals or arrangements to issue any of our authorized but unissued shares of preferred stock.
If the Board elects to abandon or otherwise to not effect the reverse stock split for whatever reason, we will also abandon the reduction in the number of authorized shares of common stock and preferred stock, but not the increase in the number of authorized shares as set forth under proposal 6.
Fractional Shares
Our stockholders will not receive fractional shares in connection with the reverse stock split. Instead, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the implementation of the reverse stock split at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take a number of days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.
Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in our common stock.
Shares of common stock held in registered form (that is, stock held by you in your own name in the stock register records maintained by our transfer agent) and stock held in “street name” (that is, stock held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and will not be aggregated when effecting the reverse stock split. Banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares in street name through a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.
Effect on Stockholders
Certain of our stockholders hold their shares electronically in book-entry form and certain of our stockholders hold their shares in certificated form. For those stockholders who hold their shares in book-entry form, no action is required on the part of any stockholder to receive their post-reverse stock split shares of our common stock or their cash payment in lieu of any fractional interest, if applicable. For those stockholders who hold their stock in certificated form, our transfer agent will provide the methods for effecting the exchange of stock certificates, whether by letter of transmittal or otherwise. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. As of the date of this proxy statement, we have no shares of preferred stock outstanding.
Accounting Matters
The amendment to our Restated Certificate of Incorporation will not affect the par value of our common stock per share or preferred stock per share, both of which will remain $0.001 par value per share. As of the effective time of the reverse stock split the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods) the Board selects, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported net income or loss per share will increase because there will be fewer shares of common stock outstanding. As of the date of this proxy statement, we have no shares of preferred stock outstanding.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to U.S. Holders (as defined below) of our common stock. The income tax consequences to U.S. Holders of our preferred stock will depend on the terms and conditions of such preferred stock.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, former citizens or residents of the U.S., partnerships or other pass-through entities (or investors therein), persons that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, U.S. Holders that have a “functional currency” other than the U.S. dollar, “controlled foreign corporations,” or “passive foreign investment companies”). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as gift tax considerations).
This summary is for general information only. This summary is not binding on the Internal Revenue Service (“IRS”) or a court. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements, or that a contrary position taken by the IRS would not be sustained by a court.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of common stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity treated as a partnership for U.S. federal income tax purposes is the beneficial owner of our common stock, the tax treatment of a partner will depend in part upon the status and activities of the entity and of the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the reverse stock split.
Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a U.S. Holder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, reduced by any amount allocable to a fractional share for which cash is received. A U.S. Holder’s holding period in the post-reverse stock split shares will include the period during which the U.S. Holder held the pre-reverse stock split shares exchanged therefor.
In general, the receipt of cash by a U.S. Holder instead of a fractional share interest in the post-reverse stock split shares will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. Holder will be determined based upon the difference between the amount of cash received by such U.S. Holder and such holder’s basis in its applicable pre-reverse stock split share or shares. The gain or loss recognized will constitute capital gain or loss, and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the effective date of the reverse stock split. There are limitations on the deductibility of capital losses under the Code.
Required Vote to Approve the Reverse Stock Split
Approval of the reverse stock split requires an affirmative vote of holders of at least a majority of the votes to which all of the stockholders of the Company would be entitled to cast at the annual meeting. Under applicable Delaware law, abstentions are counted as shares present and entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal.
The Board recommends a vote FOR the approval of a potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split and authorize our Board of Directors to select the ratio of the reverse stock split as set forth in the amendment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act and SEC regulations require our directors and executive officers and persons who own more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of copies of these reports or of certifications to us that no report was required to be filed, we believe that during 2016 all of our directors and executive officers filed the required reports under Section 16(a) on a timely basis other than the following: upon joining the Company in 2016, Mark Weaver, the company’s principal accounting officer’s Form 3 was filed late due to a delay in updating SEC filing codes and a Form 4 was filed late for Mr. Bell in connection with the automatic sale of restricted stock to cover tax withholdings pursuant to the Company’s 2014 Stock Incentive Plan.
ADDITIONAL INFORMATION
Stockholders List
A list of stockholders entitled to vote at the annual meeting will be available for review by our stockholders at the office of Richard P. Diegnan, Corporate Secretary of Internap Corporation, located at One Ravinia Drive, Suite 1300, Atlanta, Georgia, during ordinary business hours for the 10-day period before the meeting.
Director and Officer Indemnification
We indemnify our directors and named executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us.
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2018 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to our Corporate Secretary no later than January 5, 2018.
You should address any stockholder proposals to the attention of Richard P. Diegnan, Corporate Secretary, Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
Our bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the annual meeting, must be received by our Secretary at our executive offices in Atlanta, Georgia not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For the purposes of the 2018 annual meeting, proposals submitted must be received between March 23, 2018 and February 21, 2018. You should address all stockholder proposals to the attention of Richard P. Diegnan, Corporate Secretary, Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346, and include the information and comply with the requirements set forth in our bylaws.
Our bylaws set out specific requirements that the written notice of proposal must satisfy, including that the notice must set forth a brief description of the business desired to be brought at the meeting, the reasons for conducting such business at the meeting and other specified matters. In addition, our bylaws require that the written notice include information about the proposing stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.
Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Solicitation of Proxies
We will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of our common stock.

Delivery of Documents to Stockholders Sharing an Address
If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2016 Annual Report to Stockholders to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Internap Corporation, One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346, Attention: Investor Relations, (404) 302-9700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.
Electronic Access to Proxy Statement and Annual Report
Our proxy statement for the 2017 annual meeting of stockholders and the Annual Report to stockholders for the fiscal year ended December 31, 2016 are available at www.proxyvote.com.

Annex A

INTERNAP CORPORATION
2017 STOCK INCENTIVE PLAN

Section 1
BACKGROUND AND PURPOSE
The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Restricted Stock and RSUs to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock, (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders, and (4) to compensate Directors for their services to the Company.
Section 2
DEFINITIONS
2.1      1933 Act — means the Securities Act of 1933, as amended.
2.2      1934 Act — means the Securities Exchange Act of 1934, as amended.
2.3      Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under Section 414(c) of the Code if  “50 percent” were substituted for “80 percent” in the income tax regulations under Section 414(c) of the Code.
2.4      Board — means the Board of Directors of the Company.
2.5      Change Effective Date — means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.
2.6      Change in Control — means the happening of any of the following events:
(a)   An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;
(b)   A change in the composition of the Board such that the individuals who, as of the Effective Date of this Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date of this Plan whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;
(c)   The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or
(d)   The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.7      Code — means the Internal Revenue Code of 1986, as amended.
2.8      Committee — means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and, to the extent a Stock Award is intended to qualify as “performance based compensation” under Section 162(m) of the Code, an “outside director” under Section 162(m) of the Code.
2.9      Company — means Internap Corporation and any successor to Internap Corporation.
2.10    Continuous Service — means that a Participant’s service with the Company or an Affiliate, whether as an employee, consultant or director, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continued Service; provided, further, that that if any Stock Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence taken by a Participant.
2.11    “Covered Employee” shall mean a Participant who the Committee determines is or may be one of the group of  “covered employees” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
2.12    Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary.

2.13    Effective Date — means the date that this Plan becomes effective in accordance with Section 4.
2.14    Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom one or more grants are made under this Plan.
2.15    Fair Market Value — means (a) the closing price of the Stock reported on Nasdaq on the date of grant, vesting or other determination date, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Stock were traded, (b) if the Stock is not listed on Nasdaq, the Fair Market Value shall be the closing price of the Stock on such other United States-based quotation system or stock exchange on which the Stock may be traded on the date of grant, vesting or other determination date, as applicable, or if such exchange is closed on that date, the last preceding date on which such exchange was open for trading and on which shares of Stock were actually traded, or (c) if no Fair Market Value of the Stock may be determined according to the preceding clauses (a) or (b), in the discretion of the Committee, any stock valuation method which complies with the requirements of Section 409A of the Code, based on the provisions of such statutory provision and any formal guidance issued by the Internal Revenue Service.
2.16    Parent — means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) of the Company.
2.17    Participant — means any Eligible Employee or Director.
2.18    Plan — means this Internap Corporation 2017 Stock Incentive Plan as effective as of the date approved by the stockholders of the Company and as amended from time to time thereafter.
2.19    Preexisting Plans — means the Internap Network Services Corporation 2005 Incentive Stock Plan and the Internap Network Services Corporation 2014 Stock Incentive Plan.
2.20    Restricted Stock — means a grant of Stock under Section 7 while such Stock remains subject to forfeiture, restrictions on transfer, or other conditions pursuant to Section 7 or Section 8.
2.21    RSU — means a grant under Section 7 of stock units designed to be satisfied or settled in either cash based on the Fair Market Value of the number of shares of Stock described in such grant or a number of shares of Stock equal to the number of stock units, which stock units, at the Committee’s discretion, may be subject to the risk of forfeiture, restrictions on transfer or other restrictions under Section 7 or Section 8.
2.22    Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
2.23    Stock — means the common stock of the Company.
2.24    Stock Award — means any Restricted Stock or RSU.
2.25    Stock Grant Certificate — means the certificate (whether in electronic or written form) which sets forth the terms and conditions of Restricted Stock or RSUs, which may be in one or more documents, including a notice of the award in addition to any certificate.
2.26    Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.
Section 3
SHARES AND GRANT LIMITS
3.1      Shares Reserved. There shall (subject to Section 11) be reserved for issuance under this Plan 4,500,000 shares of Stock on or after the Effective Date.
3.2      Source of Shares and Share Recycling.
(a)   Source. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

(b)   No Recycling of Shares. Except for shares related to cancelled or forfeited Stock Awards and Stock Awards payable, by their terms, only in cash, the Plan is intended to restrict the “recycling” of shares of Stock back into the Plan. The full number of shares of Stock underlying a Stock Award (other than Stock Awards payable, by their terms, only in cash) shall count against the numerical limits of the Plan. Shares of Stock exchanged or withheld to satisfy tax withholding obligations count against the numerical limits of the Plan.
3.3      Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
3.4      Grant Limits.
(a)   Individual Limit. No Participant in any calendar year shall be granted Stock Awards with respect to more than 1,400,000 shares of Stock (subject to Section 11).
(b)   Director Compensation Limits. The maximum number of shares of Stock subject to stock awards granted under the Plan or otherwise during any one fiscal year to any Director, taken together with any cash fees paid by the Company to such Director during such fiscal year for service as a Director, will not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), including for this purpose, the value of any Stock Awards that are received in lieu of all or a portion of any annual cash retainers or other similar cash based payments and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any stock award granted in a previous fiscal year. Nothing in this section shall limit a Stock Award or other compensation in excess of the limit of this Section 3.4(b) to the extent such award or other compensation is approved by action of the Board whereby all affected Directors have recused themselves from such approval.
3.5      Preexisting Plans. No grants shall be made under the Preexisting Plans on or after the Effective Date, but the terms of any grant made under either Preexisting Plan prior to the Effective Date shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan.
Section 4
EFFECTIVE DATE
The Effective Date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve this Plan.
Section 5
COMMITTEE
This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and any Stock Grant Certificate or other agreement or document ancillary to or in connection with this Plan and (subject to Section 12 and Section 13 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Participant shall have the right to require him or her to execute an agreement which makes the Participant subject to non-competition provisions and other restrictive covenants or conditions which run in favor of the Company. Such authority shall include, but not be limited to, selecting Stock Award recipients, establishing all Stock Award terms and conditions, including the terms and conditions set forth in Stock Grant Certificate, granting Stock Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Stock Grant Certificate, and, subject to Article 18, adopting modifications and amendments to this Plan or any Stock Grant Certificate, including without limitation, any that are necessary to comply with or qualify for the laws of the countries and other jurisdictions in which the Company operates.

Section 6
ELIGIBILITY
All Participants shall be eligible for the grant of Restricted Stock and RSUs under this Plan.
Section 7
RESTRICTED STOCK AND RSUs
7.1      Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and RSUs to Participants. The Committee may appoint a delegate and authorize such delegate to grant Restricted Stock and RSUs to Eligible Employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code. Each grant of Restricted Stock or RSUs shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Restricted Stock grant or cash will be paid, or Stock will be issued, under the RSU grant and the conditions under which the Participant’s interest in any Stock or RSUs which have been issued will become non-forfeitable. Unless determined otherwise by the Committee, each unit awarded under an RSU grant will be equal to one share of Stock and shall entitle a Participant to either an equivalent number of shares of Stock or an amount of cash determined with reference to the Fair Market Value of an equivalent number of shares of Stock. To the extent determined by the Committee, RSUs may be satisfied or settled in cash, in shares of Stock or in a combination thereof. RSUs shall be settled no later than the 15th day of the third month after the RSUs vest. Restricted Stock and RSUs granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan.
7.2      Conditions.
(a)   Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Restricted Stock grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under Section 7.2(b) for the related Restricted Stock grant.
(b)   Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due, or Stock to be issued, under an RSU grant or Stock issued in the name of a Participant under a Restricted Stock grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other conditions that the Committee acting in its absolute discretion deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. A Participant’s non-forfeitable interest in the shares of Stock underlying Restricted Stock or the cash payable, or Stock issuable, under an RSU grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this Section 7.2(b) before a Participant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under Section 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Participant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Participant in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.
(c)   Minimum Vesting Period. The minimum vesting period over which Stock Awards shall vest is one (1) year from the date the award is granted; provided, that the Committee may grant Stock Awards for an aggregate number of shares of Stock not to exceed 5% of the total number of shares of Stock available for issuance under this Plan (determined as of the Effective Date) that have no vesting period or a vesting period which lapses in full prior to a Participant’s completion of less than one (1) year of service following the grant date; and provided further, that replacement awards pursuant to Sections 11 or 12 hereof shall not be subject to a minimum vesting period nor taken into account when determining the total shares available for issuance under the 5% exception described in the above.
(d)   Termination of Status as Participant. Subject to Section 7.1 and this Section 7.2, a Stock Grant Certificate may provide for the vesting and settlement of Restricted Stock or RSUs after a Participant’s status as such has terminated for any reason whatsoever, including retirement, death or disability.
7.3      Dividends and Voting Rights.
(a)   Dividends, Voting, Liquidation and Other Rights. Except as otherwise provided in the Plan or in a Stock Grant Certificate, a participant shall have all voting, dividend, liquidation and other rights with respect to the shares of Stock issued to the Participant as a Restricted Stock award under this Section 7 upon the Participant becoming the holder of record of the Stock granted pursuant to such award. Dividends with respect to such award shall be reinvested into additional Restricted Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting, or other conditions with respect to such additional Restricted Stock.
(b)   Dividend Equivalents. The Committee may, at the date of the grant of a Stock Award, provide for the payment of dividend equivalents to a Participant either in cash or in shares of Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s achievement of the performance objectives, time vesting or other conditions with respect to which such dividend equivalents are paid.
7.4      Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Restricted Stock grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Participant as soon as practicable thereafter.
7.5      Code Section 162(m) Performance-Based Compensation.
(a)   Performance Goals. Unless otherwise determined by the Committee, Stock Awards to Covered Employees will be designed to comply with the performance-based exception from the deductibility limitations as set forth in Code Section 162(m). In such case, the level of vesting of the award will depend on the attainment of one or more performance goals based on any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: (1) cash flow or free cash flow; (2) cash flow from operations; (3) total or consolidated earnings; (4) earnings per share, diluted or basic; (5) earnings per share from continuing operations, diluted or basic; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation, and amortization; (8) net asset turnover; (9) inventory turnover; (10) capital expenditures; (11) net earnings; (12) operating earnings; (13) gross, operating, or net profit margin; (14) debt; (15) working capital; (16) return on equity; (17) return on net assets; (18) return on total assets; (19) return on capital; (20) return on investment; (21) return on sales; (22) net or gross revenue; (23) market share; (24) economic value added; (25) cost of capital; (26) change in assets; (27) debt reduction; (28) productivity; (29) delivery performance; (30) safety record; (31) stock price; (32) total stockholder return; (33) return over capital costs; (34) expenses or reduction of expenses; (35) overhead ratios; (36) expense-to-sales ratios; (37) customer satisfaction; (38) product development; (39) bookings of sales; (40) customer attrition rate or addition of new customers; or (41) accounts receivable. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. Performance goals may but need not be determinable in conformance with generally accepted accounting principles.
(b)   Performance Period; Adjustments. The Committee shall determine the performance period over which the designated performance goals shall be attained and shall, in the case of a Stock Award designed to comply with the performance-based exception under Code Section 162(m), establish the performance goals no later than 90 days after the beginning of such performance period (or such other date as may be required or permitted under Code Section 162(m)). Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s). The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award. The Committee may provide in any Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
Section 8
NON-TRANSFERABILITY
No Stock Award shall (absent the Committee’s consent) be transferable by a Participant other than by will or by the laws of descent and distribution. The person or persons to whom Restricted Stock or RSU are transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Participant.
Section 9
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
Section 10
LIFE OF PLAN
No Restricted Stock or RSU shall be granted under this Plan on or after the earlier of:
(a)   the tenth anniversary of the Effective Date, in which event this Plan otherwise thereafter shall continue in effect until all Stock issued under any Restricted Stock or RSU awards under this Plan have been forfeited or have become non-forfeitable, or
(b)   the date on which all of the Stock reserved under Section 3 has (as a result of the satisfaction of the forfeiture conditions, if any, on Restricted Stock or RSUs) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

Section 11
ADJUSTMENT
11.1      Capital Structure. The grant caps described in Section 3.4 and the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Awards granted under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)   any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offering, stock splits, or reverse stock splits, or
(b)   any other transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company, the aggregate intrinsic value of each such outstanding Stock Award immediately before such restructuring or recapitalization or other transaction.
11.2      Available Shares. If any adjustment is made with respect to any outstanding Stock Award under Section 11.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 for future Stock Awards and in order to ensure that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Stock Award as adjusted under Section 11.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 in light of any of the events described in Section 11.1(a) and Section 11.1(b) to the extent the Committee acting in good faith determines that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
11.3      Transactions Described in Section 424 of the Code. If there is a corporate transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Awards (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding restricted stock, restricted stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding restricted stock, restricted stock unit, stock option and stock appreciation right grants previously made by such other corporation. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under Section 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
11.4      Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Stock Award, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Stock Awards shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Committee shall be conclusive and binding on all affected persons.
11.5      Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Stock Awards (including without limitation, any performance goals under Section 7.5 to the extent permitted under Section 162(m) of the Internal Revenue Code) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 11.1 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

Section 12
CHANGE IN CONTROL
Unless otherwise determined by the Committee, in the event of a Change in Control of the Company, effective as of the Change Effective Date, any surviving corporation or acquiring corporation shall assume all Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to be settled in cash or to acquire the same consideration paid to the stockholders in the Change in Control for those Stock Awards outstanding under the Plan). In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan as of the Change Effective Date, then with respect to Stock Awards held by any Participant whose employment or service with the Company has not terminated, the vesting of such stock Awards shall be accelerated in full; provided, that (a) if any issuance or forfeiture condition described in a Stock Award relates to satisfying any performance goal and there is a target for such performance goal, such issuance or forfeiture condition shall be deemed satisfied under this Section 12 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which case such issuance or forfeiture condition shall be deemed satisfied to the extent that such target has been so exceeded, and (b) a Change in Control shall effect a Stock Award which is subject to Section 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code.
Section 13
AMENDMENT OR TERMINATION
This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or Committee deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to Section 12 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. In addition, the Board and the Committee each may suspend granting or making any Stock Awards under this Plan at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Stock Award granted before such suspension or termination unless (1) the Participant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11.1 or Section 12.
Section 14
INDEMNIFICATION
Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility of the Committee is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee and any other individual or group exercising delegated authority or responsibility with respect to the Plan shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. The indemnification obligation of the Company pursuant to this Section 14 shall not apply to the extent that it is adjudged that a person otherwise entitled to indemnification by the Company hereunder did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company. This Section 14 shall not be construed as limiting the Company’s or any subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

Section 15
MISCELLANEOUS
15.1      Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Stock Award pending the actual delivery of the Stock subject to such Stock Award to such Participant. A Participant’s rights as a stockholder in the shares of Stock which remain subject to forfeiture under Section 7.2(b) shall be set forth in the related Stock Grant Certificate. The Committee may specify in a Stock Grant Certificate that the Participant’s rights, payments and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of such award. Such events may include, without limitation: breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Stock Grant Certificate or otherwise applicable to such Participant; a termination of a Participant’s Continuous Service for cause; or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
15.2      Deferral of Stock Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer consideration upon vesting of a Stock Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Stock or other consideration under a Stock Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payment of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
15.3      Other Provisions. The Stock Grant Certificates authorized under this Plan may contain such other provisions not inconsistent with this Plan as the Committee may deem advisable.
15.4      Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such person’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
15.5      Section 162(m). To the extent the Committee issues any award under this Plan that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Stock Grant Certificate retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such award.
15.6      Rule 16b-3. The Committee shall have the right to amend any Stock Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3.
15.7      Clawback Policies. Notwithstanding any other provisions in this Plan, except as otherwise determined by the Committee, all Stock Awards under this Plan shall be subject to such “clawback” or similar policies relating to the recovery of compensation as may be (a) adopted by the Company from time to time, (b) set forth in an Stock Grant Certificate or other grant agreement, or (c) required by any applicable law, rule, regulation or stock exchange listing requirement.
15.8      Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares of Stock or to require a Participant to remit in cash to the Company promptly upon notification of the amount due, an amount to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Stock Award under this Plan. In the case of any Stock Award satisfied in the form of shares of Stock, no shares of Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Stock (including shares of Stock pursuant to or issuable in respect of a Stock Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount, consistent with Accounting Standards Codification 718 as amended from time to time, shall not be in excess of the maximum statutory federal, state and local withholding requirements).
15.9      Beneficiary Designation. Each Participant who receives a Stock Award may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in the case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.
15.10    Non-Uniform Treatment. The Committee’s determinations under this Plan need not be uniform and may be made by the Committee selectively among persons who are eligible to receive, or actually receive, Stock Awards under this Plan.
15.11    No Contract of Employment. The grant of a Stock Award to a Participant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Stock Grant Certificate.
15.12    Expenses. The costs of administering this Plan shall be paid by the Company.
15.13    Construction. All references to sections are to sections of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in Section 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of Stock Grant Certificate, the terms of this Plan shall control.
15.14    Other Conditions. Each Stock Grant Certificate may require that a Participant (as a condition to the issuance of Stock subject to a grant of Restricted Stock or RSUs) enter into an agreement or make representations prepared by the Company, including (without limitation) an agreement which restricts the transfer of Stock acquired pursuant to a Restricted Stock grant or RSU grant or provides for the repurchase of such Stock by the Company.
15.15    Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Participant which expressly provides for the acceleration in vesting of an outstanding Stock Award, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Stock Award and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Stock Award was granted or made.
15.16    No Repricing without Shareholder Approval. Except pursuant to Section 11 or 12 hereof, Stock Awards issued under this Plan may not be repriced, replaced, regranted through cancellation, modified or exchanged for cash or property without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Stock Awards to the same Participants.

Annex B
FORM OF CERTIFICATE OF AMENDMENT OF
THE RESTATED CERTIFICATE OF INCORPORATION OF
INTERNAP CORPORATION
Pursuant to Section 242 of the General Corporation Law of the State of Delaware Internap Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. The original Certificate of Incorporation was filed with the Secretary of the State of Delaware on July 25, 2001, a Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on February 26, 2010, a Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on June 18, 2010, and Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on November 24, 2014.
2. Article IV(A) of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 220,000,000 shares of stock. Such shares shall be divided into two classes as follows:
(i)
200,000,000 shares of common stock (“Common Stock”), each having a par value of one-tenth of one cent ($0.001).

(ii)
20,000,000 shares of preferred stock (“Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).

3. This Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
4. This Certificate of Amendment of the Restated Certificate of Incorporation shall be effective
[           ], 201[  ] at [   ] [A.M/P.M.] Eastern Time.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be duly executed this __ day of ______________, 2017.
INTERNAP CORPORATION
By: ____________________________
Name:
Title:
B-1

Annex C
FORM OF CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF INCORPORATION OF
INTERNAP CORPORATION
Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Internap Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. Effective upon the effective time of this Certificate of Amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Split Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Split Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Split Effective Time are reclassified into a smaller number of shares such that each [four] [five] [six] [eight] [ten] [twelve] [fifteen] [twenty] shares of Common Stock immediately prior to the Split Effective Time shall be automatically reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued in the reclassification and, in lieu thereof any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Split Effective Time, shall be entitled to receive a cash payment equal to the fair value thereof, as determined in good faith by the Board of Directors. Each stock certificate that, immediately prior to the Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Split Effective Time shall, from and after the Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Split Effective Time).
2. Article IV(A) of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
A.   This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is [55,000,000], [44,000,000], [36,666,666] [35,000,000], [28,000,000], [27,500,000], [23,333,333], [22,000,000], [18,333,334], [17,500,000], [14,666,666], [14,000,000], [11,666,667], [11,000,000], [9,333,333], [7,000,000] of stock, issuable in one or more series as hereinafter provided. Such shares shall be divided into two classes as follows:
(i)
[50,000,000], [40,000,000], [33,333,333], [30,000,000], [25,000,000], [24,000,000], [20,000,000], [16,666,667], [15,000,000], [13,333,333], [12,000,000], [10,000,000], [8,000,000], [6,000,000] shares of common stock (“Common Stock”), each having a par value of one-tenth of one cent ($0.001).

(ii)
[5,000,000], [4,000,000], [3,333,333], [2,500,000], [2,000,000], [1,666,667], [1,333,333], [1,000,000] shares of preferred stock (“Preferred Stock”), each having a par value of one-tenth of one cent ($0.001).

3. This Certificate of Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
4. This Certificate of Amendment of the Restated Certificate of Incorporation shall be effective
[           ], 201[  ] at [   ] [A.M/P.M.] Eastern Time.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be duly executed this __ day of ______________, 2017.
INTERNAP CORPORATION
By: ____________________________
Name:
Title:
C-1

Annex D
Non-GAAP Measures
In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in this proxy statement with the reconciliation to the most closely related GAAP measure.
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income) (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs and organizational realignment costs.
We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that (i) EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and (ii) investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability. Our management uses adjusted EBITDA (a) as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis; (b) as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (c) in communications with the board of directors, analysts and investors concerning our financial performance.
Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Although we believe that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.
Adjusted EBITDA (in millions)
	Year Ended December 31, 2016
	Amount	Percent
Total Revenue	$298	100.0%
Net Loss (GAAP)	$(125)	-41.9%
Add:
Depreciation and amortization	77	25.8%
Interest expense	31	10.4%
Provision for income taxes	1	0.2%
Other expense (income)	0	0.1%
(Gain) loss on disposal of property and equipment, net	(0)	0.0%
Exit activities, restructuring and impairments, including goodwill impairment	87	29.3%
Stock-based compensation	5	1.7%
Strategic alternatives and related costs	1	0.5%
Organizational realignment costs	4	1.5%
Adjusted EBITDA / Adjusted EBITDA margin (non-GAAP)	$82	27.5%

D-1

INAP
COLO | CLOUD | NETWORK

INTERNAP CORPORATION
ONE RAVINIA DRIVE
SUITE 1300
ATLANTA, GA 30346

VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Internap Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E28293-P92540 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNAP CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3, 5, 6, AND 7 AND "1 YEAR" IN PROPOSAL 4.

Vote on Directors

	For All	Withhold All	For All Except
1. To vote on the election of the three director nominees named in the proxy statement to serve until the 2020 annual meeting and until their successors are elected and qualified, or until such directors' earlier death, resignation or removal.	☐	☐	☐

01) Daniel C. Stanzione
02) Debora J. Wilson
03) Peter J. Rogers, Jr.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any and all adjournments thereof.

This Proxy will be voted in the manner directed by the undersigned stockholder. If this Proxy is returned and no direction is provided by the undersigned stockholder, this Proxy will be voted FOR ALL NOMINEES in Proposal 1, "FOR" Proposals 2, 3, 5, 6, and 7 and "1 Year" in Proposal 4.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E28294-P92540

INTERNAP CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS

Revocable Proxy **COMMON STOCK**

The undersigned hereby appoints Peter Aquino, Robert Dennerlein and Richard Diegnan, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Internap Corporation (the "Company") that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders of the Company, to be held on Wednesday, June 21, 2017, at 9:00 a.m. local time at the Ravinia Office Complex, Two Ravinia Drive, Overton Room, Atlanta, Georgia 30346, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions listed on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposals 2, 3, 5, 6, and 7 and "1 Year" in Proposal 4. If any other business is presented at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)

V.1.1